Exhibit 99.1

FORM OF
LIBERTY MEDIA 401(K) SAVINGS PLAN
Restatement Effective:  September 23, 2011

I N D E X

ARTICLE I

NAME AND PURPOSE OF PLAN AND TRUST

The Company, by execution of this document, amends and restates the qualified plan known as the Liberty Media 401(k) Savings Plan.  The Plan and Trust Fund are created for the exclusive benefit of Employee-Participants and their Beneficiaries.  The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code, and the Trust created under the Plan is intended to be exempt under Section 501(a) of the Code.  The portion of the Plan which is invested in Qualifying Employer Securities will be treated as a stock bonus plan, and the portion of the Plan which is not invested in Qualifying Employer Securities will be treated as a profit-sharing plan.

ARTICLE II

DEFINITIONS

When used herein, the following words shall have the following meanings, unless the context clearly indicates otherwise:

2.1.                        “Account,” unless otherwise indicated, means a Participant’s entire interest in the Trust Fund created by any Employer contributions and Participant contributions, and the income, expenses, gains, and losses attributable to contributions.

2.2.                        “Associated Company” means any corporation or entity which is deemed to be a member of the group of corporations or trades or businesses under common control with the Company, as determined under Code Sections 414(b) and 414(c) and the regulations thereunder, and which adopts this Plan and Trust with the consent of the Company; provided, however, that no such corporation or entity shall be an Associated Company if such corporation or entity is less than a “majority-owned subsidiary” of the Company (as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)) and the adoption by such corporation or entity of the Plan and Trust would cause the same to be ineligible to rely upon the exemption provided by the first clause of Section 3(c)(11) of the Investment Company Act.  Any such company which subsequently is no longer a member of the controlled group shall be deemed to have terminated its participation in this Plan and Trust immediately upon such failure to be a member of the controlled group.

2.3.                        “Beneficiary” means the person who, under this Plan, becomes entitled to receive a Participant’s Account upon the Participant’s death.

2.4.                        “Board” means the board of directors of the Company.

2.5.                        “Break in Service” means a Period of Severance of at least twelve consecutive months.  For purposes of determining whether an Employee has experienced a Break in Service, the twelve-consecutive-month period beginning on the first anniversary of the first date of a maternity or paternity absence shall not constitute a Break in Service.  Maternity or paternity absences shall include absence:

[a]                            by reason of the pregnancy of the Employee;

[b]                           by reason of the birth of a child of the Employee;

[c]                            by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

[d]                           for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.6.                        “Code” means the Internal Revenue Code of 1986, as amended, as it presently is constituted, as it may be amended, or any successor statute of similar purposes.

2.7.                        “Company” means Liberty Media Corporation (formerly Liberty CapStarz, Inc.), a Delaware corporation with its principal place of business at Englewood, Colorado, or any successor in interest to it resulting from merger, consolidation, or transfer of substantially all of its assets, which expressly may agree in writing to continue this Plan.

2.8.                        “Compensation” means a Participant’s wages and other compensation paid by the Employer while the Participant is an active employee and reported as taxable income on Form W-2 for the year, but including Participant pre-tax contributions to this Plan under Code Section 401(k), to the Employer’s flexible spending account plan under Code Section 125, and Participant pre-tax contributions to the Employer’s qualified transportation fringe benefit plan under Code Section 132(f), if any.

Compensation will NOT INCLUDE [a] any amounts paid to a Participant for any reason after the close of the month in which the Participant’s termination of employment occurs; [b] severance benefits paid at any time and effective June 1, 2009, any transition pay or other separation pay paid after termination of employment; [c] workers’ compensation benefits paid while the Participant is not actively at work; [d] long-term disability benefits paid while the Participant is not actively at work; [e] short-term disability benefits paid by a third-party insurer while the Participant is not actively at work (but short-term disability benefits paid by the Employer shall be included in Compensation), [f] deferred compensation paid after the Participant’s termination of employment; [g] referral bonuses; [h] relocation reimbursements and related tax gross ups; [i] tuition reimbursements; [j] any other tax gross up; [k] taxable fringe benefits including cash employee recognition awards; [l] P.S. 58 costs; [m] amounts paid in lieu of a notice of termination (but pay provided under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sec. 2101 (WARN), in lieu of WARN notice will be included in Compensation); and [m] effective August 24, 2009, solely with respect to stock options, stock appreciation rights and restricted stock granted with respect to any publicly traded common stock issued by Liberty Media Corporation, Liberty Interactive Corporation, Liberty Global, Inc., Discovery Holding Company, DIRECTV (or any other publicly traded common stock received by Employees as a result of a spin-off of a subsidiary of Liberty Media Corporation or Liberty Interactive Corporation) taxable income resulting from the exercise, vesting or payment of such stock options, stock appreciation rights and restricted stock.

The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2002, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual compensation means Compensation during the Plan Year.

Notwithstanding the above definition of Compensation, for purposes of Section 2.15 (defining Highly Compensated Employees), Section 4.8 (relating to the average deferral percentage test), and Section 4.9 (relating to the average contribution percentage test), Compensation shall mean compensation as defined in Code Section 415(c)(3).

Effective June 1, 2011, in the case of a Participant who is a self-employed individual with respect to any Employer, Compensation means the Participant’s earned income, and earned income means the net earnings from self-employment of the individual in the trade or business with respect to which the Plan is established and maintained by the Employer, determined without regard to items not included in gross income and the deductions allocable to such items, provided that personal services of the individual are a material income-producing factor.  Earned income of a self-employed individual will be reduced by all contributions made by an Employer to a qualified plan to the extent deductible under Code Section 404 other than Participant salary reduction contributions for such individual.  Earned income will be determined with regard to the deduction allowed to the taxpayer under Code Section 164(f).

2.9.                        “Effective Date” means the Effective Date of this Restatement of the Plan, which is September 23, 2011, except as otherwise expressly provided in the Plan or under the requirements of law.  For any Associated Company which is not a participating Employer on the Effective Date of this Plan, Effective Date for that Associated Company means that date designated by the Associated Company.  The original Effective Date of the Plan was March 2, 1999.

2.10.                  “Employee” means any person, whether male or female, now or hereafter in the employ of the Employer, including officers of the Employer, but excluding:

[a]                            directors who are not in the Employer’s employ in any other capacity;

[b]                           independent contractors, and persons classified as independent contractors on the books and records of the Employer, even if such person later is classified as an employee of the Employer by the Internal Revenue Service (or other administrative agency) or pursuant to a settlement agreement between the Employer and such person or between the Employer and the Internal Revenue Service (or other administrative agency);

[c]                            any individual whose services were obtained through a temporary employment agency and who has not become an Employee of the Employer, as indicated on the payroll records of the Employer, regardless of the period for which such services are performed by the Employee;

[d]                           unless the collective bargaining agreement expressly requires participation in this Plan, excluded employees include any employee who is included in a unit of employees covered by a collective bargaining agreement between the employee representatives and the Company, any Associated Company, or any predecessor company (and a predecessor company will include any company acquired by or merged with the Employer or any member of the Employer’s controlled group, as defined in Code Section 414, whether such Company is acquired by a stock or asset acquisition or in a merger); provided that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company, any Associated Company, or any such predecessor company;

[e]                            any individual who is classified as an intern of the Employer on the Employer’s records;

[f]                              any individual who is a nonresident alien and who receives no earned income from sources within the United States;

[g]                           any person employed by Atlanta National League Baseball Club, Inc. (“ANLBC”) or any subsidiary of ANLBC who is classified as [1] a Major League player, [2] a Minor League player, [3] a designated coach, [4] a designated trainer, [5] a trainee, or [6] an international scout on the records of the Employer;

[h]                           employees of Leisure Arts, Inc. who are classified as “home workers” on the Employer’s records;

[i]                               effective June 1, 2011, any individual who is a non-Employee member of, and who receives net earnings from self-employment from, JJCK, LLC d/b/a EmFinders.

2.11.                  “Employer” means Liberty Media Corporation (formerly Liberty CapStarz, Inc.), Starz Entertainment LLC, TruePosition, Inc., Leisure Arts, Inc., Atlanta National League Baseball Club, Inc., Liberty Sports Interactive, Inc. (f/k/a CDM Fantasy Sports Corp.) d/b/a Fanball, JJCK, LLC d/b/a EmFinders (effective June 1, 2011), each Associated Company of the above named entities, and Liberty Interactive Corporation (effective September 23, 2011).

[a]                            Atlanta Braves National League Baseball Club, Inc. (the “Braves”) and any other entity in which the Braves has a direct or indirect controlling interest (which is at least 80% ownership, 80% profits or capital interest, or 80% voting control) will be subject to the general terms of the Plan and to those provisions expressly applicable to the Braves.

[b]                           Starz Entertainment LLC (“Starz Entertainment”) and any other entity in which Starz Entertainment has a direct or indirect controlling interest (which is at least 80% ownership, 80% profits or capital interest, or 80% voting control) will be subject to the general terms of the Plan and to those provisions expressly applicable to Starz Entertainment.

Prior to September 23, 2011, this Plan was sponsored by Liberty Media LLC.  Pursuant to a split-off transaction occurring on September 23, 2011, this Plan was transferred to and assumed by Liberty CapStarz, Inc., which changed its name to Liberty Media Corporation.

2.12.                  “Employer Contribution Account” means the Account established for the benefit of the Participant under Article V which consists of any Employer contributions made on behalf of the Participant to the Plan, and the earnings on such amounts.

2.13.                  “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Employer.

2.14.                  “Fiduciary” means a person who [a] exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, [b] renders investment advice for a fee or other Compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so, or [c] has any discretionary authority or discretionary responsibility in the administration of the Plan.  Such term includes any person designated under Section 9.2.  If any money or other property of the Plan is invested in securities issued by an investment company registered under the Investment Company Act of 1940, such investment by itself shall not cause such investment company or such investment company’s investment adviser or principal underwriter to be deemed to be a Fiduciary or a party in interest.

2.15.                  “Highly Compensated Employee” means any Employee who:

[a]                            was a five percent owner at any time during the year or the preceding year; or

[b]                           for the preceding year, had Compensation in excess of $90,000 (as adjusted by the Secretary of the Treasury for cost of living increases) and was in the top-paid group of Employees for such preceding year.  An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during the Plan Year.

In determining an individual’s Compensation under this Section, Compensation from each Company required to be aggregated under Code Sections 414(b), (c), (m), and (o) will be taken into account.

2.16.                  “Hour of Service” means each hour for which an Employee is paid or is entitled to payment for the performance of duties for the Employer, as determined in accordance with 29 C.F.R.  § 2530.200b-2(b) and (c).

2.17.                  “Named Fiduciary” means any Fiduciary who is named in this Plan, or who, pursuant to a procedure specified in the Plan, is identified as a Fiduciary to the Plan by the Company.  Such Named Fiduciaries include, but are not limited to, the Trustee, the Plan Committee, the Plan Administrator, and any Investment Consultant appointed by the Committee.

2.18.                  “Normal Retirement Age” means the date a Participant attains age 65.

2.19.                  “Participant” means any Employee (as defined in Section 2.10) who has become a Participant under Article III of this Plan.  Participation shall cease upon the later of [a] distribution of a Participant’s entire vested Account and forfeiture of a Participant’s entire nonvested Account, or [b] Termination of Employment.

2.20.                  “Participant Contribution Account” means the Account established for the benefit of the Participant under Article V which consists of any Participant contributions to the Plan, including salary reduction contributions, voluntary after-tax contributions, rollover contributions, and the earnings on such amounts.

2.21.                  “Period of Service” means the period beginning on the Employee’s Employment Commencement Date or Reemployment Commencement Date and ending on the date a Break in Service begins.  The Employee will receive credit for any Period of Severance of less than twelve consecutive months.  In addition, the Employee’s Period of Service will be determined in accordance with Income Tax Regulation Section 1.410(a)-7(c).

2.22.                  “Period of Severance” means a continuous period of time during which the Employee is not employed by the Company.  A Period of Severance begins on the date the Employee retires, quits, is discharged, or dies, or, if earlier, the twelve-month anniversary of the date on which the Employee was first absent from service with the Company for any other reason; provided, however, that if an Employee is absent from work for any other reason and retires, quits, is discharged, or dies within twelve months, the Period of Severance begins on the day the Employee quits, retires, is discharged, or dies.

2.23.                  “Plan” and “Plan and Trust” mean the Liberty Media 401(k) Savings Plan set forth in and by this document and all subsequent amendments to it.

2.24.                  “Plan Administrator” or “Administrator” means the person appointed by the Board whose duties are provided in this Plan and Trust.  If the Board does not appoint a Plan Administrator, the Company shall serve as Plan Administrator.

2.25.                  “Plan Committee” or “Committee” means the Plan Administrative Committee appointed by the Board whose duties are provided in this Plan and Trust.

2.26.                  “Plan Year” means the Company’s fiscal (taxable) year, as presently established (which ends on December 31 of each year), and such year shall be the fiscal (taxable) year of the trust established under this Plan.

2.27.                  “Profit Sharing Plan Account” means the portion of the Participant’s Account which is not invested in Qualifying Employer Securities.

2.28.                  “Qualifying Employer Security” means any common stock of Liberty Media Corporation (formerly Liberty CapStarz, Inc.), any common stock of any affiliated entity of Liberty Media Corporation, and any common stock of any other participating Employer in this Plan, as described in ERISA Section 407(d)(5).

2.29.                  “Reemployment Commencement Date” means the first date after a Break in Service on which an Employee performs an Hour of Service for the Employer.

2.30.                  “Stock Bonus Plan Account” means the portion of the Participant’s Account which is invested in Qualifying Employer Securities, pursuant to Code Section 401(a)(23).

2.31.                  “Termination of Employment” means the termination of a person’s status as an employee of the Company and any Associated Company.

2.32.                  “Total Disability” means a disability that permanently renders a Participant unable to perform satisfactorily the usual duties of his or her employment with his or her Employer, as determined by a physician selected by the Plan Committee or its delegatee, and which results in the Participant’s termination of active employment with the Employer.

2.33.                  “Trustee” means the person or persons appointed as Trustee of the Trust Fund established by this Plan and Trust and any duly appointed and qualified successor Trustee.

2.34.                  “Trustee Responsibility” means any responsibility provided in the Plan to manage or control the assets of this Plan.

2.35.                  “Trust Fund” means the assets of the trust established under this Plan from which the benefits under this Plan shall be paid and shall include all income and losses of any nature earned or incurred by the fund and all changes in fair market value.

2.36.                  “Valuation Date” means the dates on which Accounts are valued each Plan Year, which will be every business day on which Qualifying Employer Securities are traded on NASDAQ or on a securities exchange.

2.37.                  “Year of Service” has the following meanings:

[a]                            Except as provided in Section 2.37[h] below, for purposes of eligibility to participate, vesting and all other purposes of this Plan, “Year of Service” will mean a one-year Period of Service.

[b]                           For purposes of this definition, Years of Service shall include service as an Employee in any capacity (including commissioned salesman) and shall include service as an Employee of an employer under common control with any Employer, as determined under Code Section 1563(a) and the regulations thereunder, or any other company designated by the Plan Committee from time to time.

[c]                            Years of Service shall include all service with any company that is acquired directly or indirectly by any Employer participating in this Plan whether by acquisition of stock or assets if such company becomes part of the controlled group of corporations or trades or businesses, as defined in Code Section 1563(a) and the regulations thereunder, of which the Company is a part.

[d]                           An Employee will be credited with Years of Service under this provision, for purposes of determining such Employee’s eligibility to participate in the Plan and for determining such Employee’s vested percentage under the Plan, for all Years of Service credited under the TCI 401(k) Stock Plan.

[e]                            Years of Service will be credited for purposes of eligibility and vesting to the extent required under the Family and Medical Leave Act of 1993.

[f]                              Years of Service will be credited for accrual, eligibility, and vesting credit for qualified military service to the extent required under the Uniformed Services Employment and Reemployment Rights Act of 1994, in accordance with Code Section 414(u).

For purposes of vesting, Years of Service shall include service with AT&T Corp. and its controlled group members from March 9, 1999 (the date the Company became a member of a controlled group with AT&T) until August 10, 2001 (the date the Company ceased to be a member of a controlled group with AT&T).  For all purposes under the Plan, Years of Service shall not include service with AT&T Corp., and its controlled group members after August 10, 2001 (the date the Company ceased to be a member of a controlled group with AT&T).

[g]                                 Years of Service for purposes of vesting under this Plan will be credited for service with Liberty Media International, Inc., Liberty Media International Holdings, LLC, and Liberty Cablevision of Puerto Rico Ltd. for periods after the spin-off of Liberty Media International, Inc. from Liberty Interactive Corporation (formerly known as Liberty Media Corporation) (the “Spin-Off Date”), but only for Participants in the Plan on the Spin-Off Date who become or remain employed by such entities immediately after the Spin-Off Date.

[h]                                 Notwithstanding the above, for Employees of Atlanta National League Baseball Club, Inc. and its subsidiaries [1] who are classified as “PT contract employees” (which includes part-time U.S. scouts and part-time trainers) on the records of the Employer, or [2] who are classified as hourly, temporary, “game day,” or “event staff” employees on the records of the Employer, the following will apply:  [1] for purposes of eligibility to participate “Year of Service” will mean an Eligibility Computation Period during which the Employee completes 1,000 Hours of Service.  The first Eligibility Computation Period will commence on the Employee’s hire or rehire date and will continue until the 12-month anniversary of such date, and subsequent Eligibility Computation Periods will be the Plan Year; and [2] for vesting and all other purposes of this Plan, “Year of Service” will mean a Plan Year during which the Employee completes 1,000 Hours of Service.

[i]                                     Years of Service will include all service with Time Warner Inc. and Turner Broadcasting System, Inc. but only for employees of such entities who became employed by Atlanta National League Baseball Club, Inc. or its subsidiaries or Leisure Arts, Inc. or its subsidiaries, immediately prior to Liberty Interactive Corporation’s (formerly known as Liberty Media Corporation) acquisition of those entities on May 16, 2007.

2.38.                     The masculine gender shall include the feminine, and the singular shall include the plural.  The word “including” shall be deemed to be followed by the phrase “but not limited to.”

ARTICLE III

PARTICIPATION

3.1.                              WHO MAY BECOME A PARTICIPANT:

[a]                                  Generally:  Except as provided below, an Employee will participate in this Plan immediately upon employment with an Employer if the Employee has attained age 18.  Notwithstanding the above, for Employees of Atlanta National League Baseball Club, Inc. and its subsidiaries who are described in Section 2.37[h], such Employee will be eligible to participate in this Plan on the first day of the first calendar quarter following completion of one Year of Service and attainment of age 18.

[b]                                 Commencement of Participation:  Upon completing the eligibility requirements under Section 3.1[a], such eligible Employee will become a Participant as of the first day of the first payroll period commencing within a reasonable period of time (but not later than the second payroll period) after completion of the eligibility requirements for participation in the Plan, if the Employee still is employed by an Employer on that date.

[c]                                  Determination of Months of Participation:  For purposes of this Section 3.1, an Employee will be considered to have completed three consecutive months of employment if the Employee remains employed for three calendar months after his or her Employment Commencement Date or Reemployment Commencement Date (for example, an Employee with an Employment Commencement Date of March 15 will have completed three consecutive months of employment on June 15).

[d]                                 Commencement of Participation After Acquisition of Employer:  With respect to employees of any entity which becomes an Employer under this Plan by reason of the acquisition of such entity by another Employer under this Plan (whether such acquisition is a stock or asset acquisition), Employees of such new Employer who are eligible to participate in this Plan will become Participants as of the first day of the first payroll period commencing within an administratively reasonable period of time after such acquisition, as determined by the Committee, if the Employee still is employed by an Employer on that date.

3.2.                              AGREEMENT TO PARTICIPATE:  An Employee who has become eligible to participate in the Plan will commence participation in the Plan under procedures promulgated by the Plan Committee from time to time.  By electing to participate in the Plan, an Employee agrees to the following:

[a]                                  The Employee’s acceptance of participation in the Plan;

[b]                                 The Employee’s consent to make contributions to the Trust Fund under Section 4.1;

[c]                                  The Employee’s consent that Participant contributions be withheld from the Participant’s Compensation;

[d]                                 The Employee’s consent to be bound by the terms and conditions of the Plan and all its amendments; and

[e]                                  The Employee’s consent to allow his or her personal identification number (PIN), as assigned to the Employee pursuant to confidential procedures promulgated by the Committee, to serve as the Employee’s signature for purposes of Plan forms, elections, and other Plan items for which a signature may be required or recommended.

The failure to enroll as a Participant in the Plan under the enrollment procedures promulgated by the Plan Committee will be deemed to be an election not to become a Participant.  An Employee may revoke this election and become a Participant by enrolling as a Participant in the Plan under the enrollment procedures promulgated by the Plan Committee before the first day of any subsequent payroll period, if the Employee otherwise is eligible.  An Employee may not enroll in the Plan unless the Employee provides a valid Social Security Number or Individual Taxpayer Identification Number to the Plan Committee.

3.3.                              PARTICIPATION UPON REEMPLOYMENT:  Any Employee who may participate in the Plan in accordance with the provisions of Section 3.1 at the time the Employee incurs a Break in Service shall be eligible to participate in the Plan immediately on his or her Reemployment Commencement Date if he or she then is an Employee under Section 2.10.

3.4.                              MILITARY SERVICE:  In addition to any other Plan provisions relating to a Participant’s qualified military service (as defined in Code Section 414(u)), the following shall apply:

[a]                                  In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

[b]                                 Effective January 1, 2009, [i] an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), for qualified military service is treated as an Employee of the Employer, [ii] the differential wage payment shall be treated as compensation for purposes of Code Section 415 and any other Code Section that references the definition of compensation under Code Section 415, and [iii] the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.  This Section 3.4[b] applies only if all employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in the Plan, to make contributions based on the differential wage payments on reasonably equivalent terms.

[c]                                  Notwithstanding the above, for purposes of Code Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).  If an individual elects to receive a distribution by reason of such severance from employment, death or disability, the individual may not make elective deferral contributions or voluntary after-tax contributions during the six-month period beginning on the date of the distribution.

ARTICLE IV

CONTRIBUTIONS

4.1.                              CONTRIBUTIONS BY PARTICIPANTS:

[a]                                  Generally:  A Participant who is an active Employee shall make contributions to the Trust Fund only by means of regular payroll deductions or by salary reductions.  Upon Termination of Employment, Participants shall not be permitted to make contributions to this Plan and any severance payment shall not be considered “Compensation” which may be contributed to this Plan.

[1]                                  After-Tax Contributions:  Participant after-tax contributions by payroll deduction shall be referred to as voluntary contributions or after-tax contributions.  Each Participant shall designate as a voluntary contribution an amount in percentages up to 10% of the Participant’s Compensation in each payroll period, until changed by the Participant.

[2]                                  Pre-Tax Contributions:  Participant pre-tax contributions shall be known as salary reductions or pre-tax contributions.  A Participant’s pre-tax contributions plus his or her catch-up contributions may not exceed 75% of the Participant’s Compensation in each payroll period.

[3]                                  Catch-Up Contributions:  All Employees who are eligible to make pre-tax contributions under this Plan and who have attained age 50 by December 31 of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Section 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.  Catch-up contributions will not be matched by the Company.

[b]                                 Changes in Participant Contributions:  A Participant may change, suspend, or resume his or her contribution designation prospectively, but not retroactively, effective for a payroll period by providing notice to the Plan Committee; provided that such notice is received by the Plan Committee at such time so as to provide the Plan Committee with an administratively practical period of time prior to the start of the payroll period for which such change, suspension, or resumption is to be effective in order to process such request.  Any such notice shall remain effective until the Participant makes another contribution designation as provided above.  No Employer contributions shall be made on behalf of the Participant with respect to any period in which the Participant’s contributions are suspended.  Each participant is solely responsible for reviewing his or her Account to ensure that his or her contribution elections are properly implemented in the Employer’s payroll system.

[c]                                  Contribution Procedures and Forms:  The Plan Committee will promulgate procedures, and prepare election forms, from time to time for the designation, change, suspension, or resumption of Participant contributions.

4.2.                              DETERMINATION OF CONTRIBUTION BY THE EMPLOYER:

[a]                                  Employer Matching Contributions:  Except as provided below, the Employer shall pay into the Trust Fund at least annually an amount equal to 100% of each Participant’s salary reduction contributions and voluntary contributions to the Plan for each payroll period for the first 10% of the Participant’s Compensation contributed by salary reduction or voluntary contribution per payroll period, or such other amount as the Board shall determine by resolution.  In each such case, the Employer’s contribution on behalf of each Participant shall be equal to a stated and nondiscriminatory percentage of each Participant’s contributions (both voluntary contributions and salary reductions) under Section 4.1 for each payroll period.  No matching contributions will be made on catch-up contributions.

[1]                                  Braves:  On behalf of the Employees of the Braves, the Employer shall pay into the Trust Fund at least annually an amount equal to 50% of each Participant’s salary reduction contributions and voluntary contributions to the Plan for each payroll period for the first 8% of the Participant’s Compensation contributed by salary reduction or voluntary contribution per payroll period, or such other amount as the Board shall determine by resolution.

[2]                                  Collective Bargaining Employees:  In no event will any Employer contribution be made under Section 4.2 for the benefit of an Employee covered by a collective bargaining agreement described in Section 2.10[d] under which agreement Employer contributions are required to be made to any pension plan on behalf of such bargaining unit employee (regardless of eligibility under such pension plan), although such Employees will be entitled to make Participant contributions under Section 4.1 to the extent permitted under Section 2.10[d].

[b]                                 Forfeitures:  Any amounts forfeited under Section 7.3 shall be used first to pay Plan expenses under Section 9.6 and any remaining forfeitures after the payment of Plan expenses will be used to reduce the Employer’s contribution under this Section.

4.3.                              TIME AND METHOD OF PAYMENT OF CONTRIBUTION BY THE EMPLOYER:  The Employer may make payment of its contribution for any Plan Year in installments on any date or dates it elects, provided that the amount of its contribution for any year shall be paid in full within the time prescribed in order to qualify such payment as an income tax deduction for such year under the Code or any other provisions of law.  Such contribution may be made in cash, in Qualifying Employer Securities (as determined by the Company), or in property of the character in which the Trustee is authorized to invest the Trust Fund.  Contributions of property other than cash or Qualifying Employer Securities shall be subject to the approval of the Trustee and the Plan Committee.

4.4.                              TO WHOM CONTRIBUTIONS ARE TO BE PAID:  The Employer’s contributions for any Plan Year shall be paid to the Trustee and shall become a part of the Trust Fund.  The Employer shall pay the salary reductions and voluntary contributions elected by the Participants to the Trustee at the earliest reasonable time but no later than the fifteenth (15th) business day of the month following month in which the Participants would have received the funds but for the Participants’ salary reduction or payroll deduction election.

4.5.                              RETURN OF EMPLOYER CONTRIBUTIONS:  A contribution by the Employer to the Plan shall be returned to the Company, at the Employer’s discretion, under any of the following circumstances:

[a]                                  if a contribution is made by the Employer by a mistake of fact, including a mistaken excess contribution, within one year of its payment to the Plan; or

[b]                                 if all or any part of the deduction of the contribution is disallowed, to the extent of the disallowance, within one year after the disallowance of the deduction.

The Employer shall state by written request to the Trustee the amount of the contribution to be returned and the reason for such return.  Such amount shall not include any earnings attributable to the contribution and shall be reduced by any losses attributable to the contribution.  Upon sending such request to the Trustee, the Employer simultaneously shall send to the Plan Committee a copy of the request.  The Trustee shall return such contribution to the Employer immediately upon receipt of the written request by the Employer.  All contributions by the Employer to the Plan are declared to be conditioned upon both the qualification of the Plan under Code Section 401 and the deductibility of such contributions under Code Section 404.

4.6.                              EMPLOYER’S OBLIGATIONS:  The adoption and continuance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee or Participant, nor to be consideration for, or an inducement or condition of, the employment of any person.  Nothing in this Plan shall be deemed to give any Employee or Participant the right to be retained in the employ of the Employer, or to interfere with the right of the Employer to discharge any Employee or Participant at any time, nor shall it be deemed to give the Employer the right to require the Employee or Participant to remain in its employ, nor shall it interfere with the right of any Employee or Participant to terminate his or her employment at any time.

4.7.                              ROLLOVER CONTRIBUTIONS AND TRANSFERS:

[a]                                  General Rollover Rules:  Notwithstanding the limits imposed upon Participant contributions, an Employee may contribute any amount of funds (in the form of cash, check or, if approved by the Plan Committee, Qualifying Employer Securities) to the Plan in any year if such contribution satisfies the requirements under the law for rollover contributions.  The Plan will accept a direct rollover or a Participant contribution of an eligible rollover distribution from:

[1]                                  a qualified plan described in Code Section 401(a), including after-tax contributions;

[2]                                  a portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and otherwise would be includible in gross income;

[3]                                  an annuity contract or other tax sheltered annuity plan described in Code Section 403(b);

[4]                                  an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

The Employer shall not be required to make any matching contributions under Section 4.2 for such rollover contributions.  Rollover contributions shall be added to a separate Account for such Participant, shall be nonforfeitable, and shall be distributable under Article VII.

[b]                                 General Trustee-to-Trustee Transfer Rules:  Subject to the direction of the Plan Committee, the Trustee is authorized to receive and add to the Trust Fund as a direct transfer assets attributable to the vested interest of any Participant in a retirement plan qualified under Code Section 401(a) if such individual is a Participant in this Plan; provided, however, that a direct transfer from a qualified plan subject to Code Section 417 shall not be permitted.  The Employer shall not be required to make any matching contributions under Section 4.2 for such transfers.  Transfers shall be added to a separate Account for such Participant, and shall be distributable under Article VII.

[c]                                  Transfers To and From Other Plan:  Subject to the direction of the Plan Committee, the Trustee is authorized to receive and add to the Trust Fund as a direct transfer the vested and unvested account balances of any Employee or former Employee of the Employer under any defined contribution plan maintained by the Company or any Associated Company which is qualified under Code Section 401(a).  The Employer shall not be required to make any matching contributions under Section 4.2 for such transfers.  Transfers shall be added to a separate Account for such Participant, and shall be distributable under Article VII.

4.8.                              SALARY REDUCTION RULES:

[a]                                  Election To Reduce Salary:  Subject to the rules of Section 4.1, an Employee eligible to participate in this Plan may elect to reduce his or her Compensation by an amount determined at his or her discretion but which amount may not exceed the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Code Section 414(v) and Section 4.1[a][3] of the Plan, if applicable.  A

Participant must make this election according to the procedures prescribed by the Plan Committee.  Amounts contributed by an Employee in excess of this limitation are referred to as “Excess Elective Deferrals.”

[b]                                 Nonforfeitability Of Elective Contributions:  All salary reduction contributions made on behalf of Participants to this Plan shall be vested immediately.

[c]                                  Distributions Restriction:  Salary reduction contributions shall be subject to the restrictions on withdrawals under Sections 7.6 and 7.9.

[d]                                 Limit On Actual Deferral Percentage:  The actual deferral percentage for Highly Compensated Employees for each Plan Year must be no greater than either [1] 1.25 times the actual deferral percentage for all other Employees for the current Plan Year, or [2] 2.0 times the actual deferral percentage for all other Employees for the current Plan Year if the actual deferral percentage is not more than two percentage points higher than the actual deferral percentage for all other Employees for the current Plan Year.  Amounts contributed by or on behalf of an Employee in excess of these limitations are referred to as “Excess Employer Contributions.”

[e]                                  Adjustments to Comply with Contribution Limits:  In the event that the limitations set forth in paragraphs [a] or [d] are not met, the Plan Committee shall adjust either the salary reductions or the Employer contributions pursuant to one or more of the options set forth in subparagraphs [1], [2], or [3] below, as determined by the Company:

[1]                                  Distribution of Excess Elective Deferrals and Excess Employer Contributions:  On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, subject to recharacterization of such amounts under Section 4.8[e][2], each Highly Compensated Employee, beginning with the Employee having the highest salary reduction contribution amount, shall have his or her portion of the Excess Elective Deferral or the Excess Employer Contribution (and any income allocable to such portion as determined below) distributed to him or her until the limitations set forth in paragraphs [a] and [d] are satisfied.  Income or losses attributable to Excess Elective  Deferrals or Excess Employer Contributions will be determined under any reasonable method used by the Plan to allocate income and losses on Plan assets.  Distribution of Excess Elective Deferrals or Excess Employer Contributions will be made in cash.  Excess Elective Deferrals and Excess Employer Contributions will not be adjusted for any income or losses for the period after the close of the Plan Year in which the excess occurred and prior to the distribution of the excess amounts.  The Plan Administrator may use any reasonable method for computing the income or loss allocable to Excess Elective Deferrals and Excess Employer Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating gain or loss to Participant’s accounts.

[2]                                  Recharacterization of Excess Elective Deferrals or Excess Employer Contributions:  A Participant may elect to treat his or her Excess Elective Deferrals or Excess Employer Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan as a voluntary after-tax contribution, to the extent such recharacterized excess contributions in combination with other Participant contributions made under the Plan do not exceed the limitations on Participant contributions provided in the Plan.  Highly Compensated Employees shall be deemed to have elected to recharacterize Excess Elective Deferrals or Excess Employer Contributions, unless such Participant elects, in a form provided by the Plan Administrative Committee, to receive a distribution pursuant to Section 4.8[e][1].  Recharacterized contributions will be nonforfeitable and will be subject to the distribution and withdrawal provisions applicable to salary reduction contributions.  Recharacterization must occur within two and one-half months after the close of the Plan Year in which the excess contributions arose and recharacterization is deemed to occur on the date the last Highly Compensated Employee is provided with notification of the recharacterization and the consequences of such recharacterization.  Recharacterized amounts will be taxable to the Participant in the Participant’s taxable year in which the Participant would have received such amounts in cash but for the salary reduction election.

[3]                                  Contribution of Qualified Non-Elective Employer Contributions:  Within 30 days after the end of the Plan Year, the Employer may make a qualified non-elective employer contribution on behalf of non-Highly Compensated Employees in an amount sufficient to satisfy the limitations set forth in paragraph [d].  Such contribution shall be allocated to the Account of each non-Highly Compensated Employee in the same proportion that each Non-Highly Compensated Employee’s salary reduction contributions for the year bears to the total salary reduction contributions of all Non-Highly Compensated Employees.

[4]                                  Forfeiture of Matching Contributions:  Any matching Employer contribution that is attributable to Excess Elective Deferrals distributed to a Participant under subparagraph [1] will be forfeited as of the distribution date of the Excess Elective Deferrals and such forfeited amount will be used to reduce the Employer contribution to this Plan under Section 4.2 for the Plan Year in which such forfeiture occurs.

[5]                                  Procedure for Notification of Excess Elective Deferrals:  A Participant may assign to this Plan any Excess Elective Deferrals by notifying the Plan Committee on or before the March 15 of the year following the Participant’s fiscal year in which such excess was contributed.  A Participant is deemed to have notified the Plan Committee of any Excess Elective Deferrals that arise taking into account only those elective deferrals made to this Plan and any other Plan maintained by the Company.

[6]                           Participation in Two or More Plans:  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.  In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section will be applied by determining the actual deferral percentage of Participants as if all such plans were a single plan.  Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.  The Company will maintain records sufficient to demonstrate satisfaction of the actual deferral percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.  The determination of the actual deferral percentage test will meet such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

[f]                              Definitions:

[1]                           The “actual deferral percentage” for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the amount of Compensation deferred under the Plan on behalf of each such Employee for the Plan Year to the Employee’s Compensation for such Plan Year.  For purposes of determining the actual deferral percentage, salary reduction contributions shall be considered, and the Plan Committee shall determine whether vested Employer contributions shall be considered as qualified non-elective employer contributions.

[2]                           “Salary reductions” are those reductions in salary that each Employee elects to defer.

4.9.                        NONDISCRIMINATION REQUIREMENTS FOR EMPLOYEE AND MATCHING EMPLOYER CONTRIBUTIONS:

[a]                            Limit on Average Contribution Percentage:  The average contribution percentage for Highly Compensated Employees for each Plan Year must be no greater than either [1] 1.25 times the average contribution percentage for all other Employees for the current Plan Year, or [2] 2.0 times the average contribution percentage for all other Employees for the current Plan Year if the average contribution percentage for Highly Compensated Employees is not more than two percentage points higher than the average contribution percentage for all other Employees for the current Plan Year.  Amounts contributed in excess of this limitation are referred to as “Excess Aggregate Contributions.”

[b]                           Adjustments to Comply with Average Contribution Percentage Limits:  On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Employee, beginning with the Employee having the highest amount of contributions made by or on behalf of such Employee, shall have his or her portion of the Excess Aggregate Contribution (and any income allocable to such portion as determined below) distributed to him or her until the limitations set forth in paragraph [a] are satisfied.  Income or losses attributable to Excess Aggregate Contributions will be determined under any reasonable method used by the Plan to allocate income and losses on Plan assets.  Distribution of Excess Aggregate Contributions will be made in cash.  Excess Aggregate Contributions will not be adjusted for any income or losses for the period after the close of the Plan Year in which the excess occurred and prior to the distribution of the excess amounts.  The Plan Administrator may use any reasonable method for computing the income or loss allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating gain or loss to Participant’s accounts.

[c]                            Average Contribution Percentage:  The “average contribution percentage” for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of the sum of the matching Employer contributions and the Participant voluntary after-tax contributions made on behalf of each such Employee for the Plan Year to the Employee’s Compensation for such Plan Year.  For purposes of determining the contribution percentage, the Plan Committee may elect to treat salary reduction contributions as Company matching contributions.

[d]                           Multiple Contribution Arrangements:  The average contribution percentage for the Plan Year for any Highly Compensated Employee who is eligible to have contribution percentage amounts allocated to his or her Account under two or more arrangements described in Code Section 401(k) that are maintained by the Company will be determined as if such contribution percentage amounts were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year will be treated as a single arrangement.  In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section will be applied by determining the contribution percentage of Participants as if all such Plans were a single Plan.  Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.  The Company will maintain records sufficient to demonstrate satisfaction of the average contribution percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.  The determination of the average contribution percentage test will meet such other requirements as may be prescribed by the Secretary of the Treasury from time to time.

ARTICLE V

DETERMINATION AND VESTING OF PARTICIPANTS’ ACCOUNTS

5.1.                        DETERMINATION OF PARTICIPANTS’ ACCOUNTS:

[a]                            Allocation of Contributions:  As of the last day of each payroll period, the Plan Committee shall allocate to the Account of each Participant any amounts contributed by the Employer to the trust on behalf of such Participant under Section 4.2 for the payroll period then ended.  Forfeitures remaining after the payment of Plan expenses under Section 9.6 will be used to reduce Employer contributions for any payroll period following the date on which the forfeitures occur.  Voluntary contributions and salary reductions under Section 4.1 shall be allocated to the Account of the Participant making such contribution.

[b]                           Valuation of Accounts:

[1]                           Investment Funds:  Each separate investment vehicle available for investments under the Plan shall be a separate Investment Fund.  A Participant’s interest in each Investment Fund shall be represented by units of participation.  The value of a unit in each Investment Fund shall be determined on each Valuation Date by dividing the current market value of the assets in that Investment Fund on that date, as determined by the Trustee, after the payment out of that Investment Fund of all brokerage fees and transfer taxes applicable to purchases and sales for that Investment Fund since the previous Valuation Date and excluding contributions made during the period sine the previous Valuation Date, by the total number of units in that Investment Fund.

[2]                           Qualifying Employer Securities:  Any dividends, cash or stock, paid on Qualifying Employer Securities shall be allocated to the Investment Fund for the Qualifying Employer Securities on which they are paid.

[3]                           Participant Accounts:  Each Participant Account in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the contributions made on behalf of the Participant to that Investment Fund since the previous Valuation Date by the unit value for that Investment Fund as determined on that Valuation Date.

[c]                            Participants’ Accounts:  The Plan Committee shall maintain a Participant Contribution Account and an Employer Contribution Account for each Participant, and such other Accounts for each Participant as the Committee deems necessary or convenient.  The Employer Contribution Account and the Participant Contribution Account shall be considered separate contracts for purposes of Code Section 72(e).  The Plan Committee shall distribute, or cause to be distributed, to each Participant at least annually a written statement setting forth the value of such Participant’s Accounts as of the most recent Valuation Date, and such other information as the Plan Committee shall determine.

[d]                           Valuation of Qualifying Employer Securities:  As of any date of determination, Qualifying Employer Securities shall be deemed to have a value determined under the valuation method described in the Trust Agreement with respect to the Plan, as that method may be amended from time to time.

[e]                            Valuation Dates:  As of each Valuation Date, the Plan Committee shall determine the value of the net assets of the Trust Fund (i.e., the value of all the assets of the Trust Fund at their then current fair market value, less all liabilities) and the value of contributions by each Employer and all Participants as of such Valuation Date.  For distribution or withdrawal purposes, the value of the Participant’s Accounts will equal the value of the units of participation in each Investment Fund in which the Participant’s Accounts are invested.  For a distribution or withdrawal of Qualifying Employer Securities in kind, the number of shares of Qualifying Employer Securities to be distributed or withdrawn shall equal the number of whole shares of Qualifying Employer Securities allocated to the Participant’s Account as of the date on which such distribution or withdrawal is processed.

[f]                              Allocation Of Employer Contributions For Payroll Period Of Withdrawal Or Termination of Employment:  Any Participant who withdraws all or any part of his or her own contributions under Section 7.6 shall receive an allocation of Employer contributions for the bi-weekly payroll period of such withdrawal, if such Participant otherwise is entitled to share in the Employer contribution.  Any Participant who terminates employment for any reason shall receive an allocation of Employer contributions for the bi-weekly payroll period of his or her termination if he or she otherwise is entitled to share in the Employer contribution.

5.2.                        VESTING OF PARTICIPANTS’ ACCOUNTS:

[a]                            General Rules:  If any Participant reaches his or her Normal Retirement Age, dies, or suffers Total Disability while employed with the Employer, the Participant’s entire Account shall become fully vested without regard to the number of Years of Service such Participant has had with the Employer.  Any Account, whether vested or forfeitable, shall become payable to a Participant or his or her Beneficiaries only to the extent provided in this Plan.  A Participant or former Participant who has designated a Beneficiary and who dies shall cease to have any interest in this Plan or in his or her Account, and his or her Beneficiary shall become entitled to distribution of the Participant’s Account under this Plan and not as a result of any transfer of the interest or Account.  A Participant’s Account attributable to his or her own salary reduction contributions, voluntary contributions, and rollover contributions shall be fully vested at all times.

[b]                           Vesting Schedule:  A Participant shall have a vested interest in the portion of his or her Account attributable to Employer contributions, in accordance with the following schedule:

Years of Service	Percentage of Account Which Is Vested
Fewer than 1	0%
1 or more but fewer than 2	33%
2 or more but fewer than 3	66%
3 or more	100%

For Participants who do not complete at least one Hour of Service on or after January 1, 1998, the Participant’s vested interest will be determined under the provisions of the TCI 401(k) Stock Plan (and its predecessor plan) as in effect prior to January 1, 1998.

Notwithstanding the above, for those Participants who attained the age of 55 while employed with the Company during the period from May 1, 2001 through October 31, 2007, and who terminated employment with the Company during that same period, such Participants will be 100% vested in their entire Account under the Plan.

Effective as of the date of the split-off of Liberty Entertainment, Inc. from Liberty Interactive Corporation (formerly known as Liberty Media Corporation) (the “Split-Off Date”), each Participant who was an employee of Greenlady Corp., Liberty Sports Holdings, LLC, Fox Sports Net Northwest, LLC, Fox Sports Net Rocky Mountain, LLC, and Fox Sports Net Pittsburgh, LLC as of the Split-Off Date shall be 100% vested in his or her Account.

Notwithstanding the above, the Accounts of the following Participants will be 100% vested:  [1]  Participants who were employed by Overture Films, LLC and who were transferred to employment with Relativity Media, LLC in 2010 pursuant to the Service Agreement between Overture Films, LLC and Relativity Media, LLC dated July 22, 2010 (the “Relativity Service Agreement”), and Participants who were employed by Overture Films, LLC who were involuntarily terminated (not for cause) by the Employer between the Relativity Service Agreement Date and December 31, 2010; [2] Participants employed by Starz Entertainment, LLC who were involuntarily terminated (not for cause) by the Employer during 2010; and [3] Participants employed by Starz Media, LLC who were involuntarily terminated (not for cause) by the Employer during 2010.

Notwithstanding the above, the Accounts of the following Participants will be 100% vested as of February 18, 2011:  Participants who were employed by Liberty Sports Interactive, Inc. on February 18, 2011.

Notwithstanding the above, the Accounts of the following participants will be 100% vested as of the closing date of the sale of the assets of WFRV and WJMN Television Station Inc.:  Participants who were employed by WFRV and WJMN Television Station Inc. on the day before such closing.

[c]                            Vesting Schedule for Certain Employees of DMX Music, Inc.:  Any Participant who is an Employee of DMX Music, Inc. prior to the date of the closing of the Contribution Agreement by and among Liberty Digital, Inc., DMX Music, Inc., AEI Music Network,

Inc., Michael Malone, and Maxide Acquisition, Inc. and who remains employed by DMX Music, Inc. as of the closing date of such agreement shall become 100% vested in his or her Account attributable to Employer contributions.

[d]                           Vesting for Participants in Merging Plans:  For purposes of this Section 5.2[d], “Transferred Account” means a Participant’s total vested and unvested Account balance allocated under a plan which has been merged into the Plan, including any earnings and losses thereon.

[1]                           Any Participant who was a participant in the Ascent Entertainment Group 401(k) Savings Plan prior to May 1, 2001, shall become vested in his or her Transferred Account balance attributable to employer matching contributions made prior to May 1, 2001 after two Years of Vesting Service.

Any Participant shall become vested in his or her Transferred Account balance from the Ascent Entertainment Group 401(k) Savings Plan which is attributable to employer profit-sharing (non-matching) contributions as follows:

Year of Vesting Service	Vested Percentage
Fewer than 1	0%
1 or more but fewer than 2	20%
2 or more but fewer than 3	40%
3 or more but fewer than 4	60%
4 or more but fewer than 5	80%
5 or more	100%

For a Participant who terminates employment prior to May 1, 2001, “years of vesting service” means each Plan Year in which the Participant is credited with 1,000 Hours of Service. For such a Participant who terminates employment on or after May 1, 2001, a “year of vesting service” shall have the same meaning as a Year of Service.

[2]                           Any Participant who was a participant in the Four Media Company Savings and Investment Plan prior to May 1, 2001, shall become vested in his or her Transferred Account balance attributable to Employer contributions made prior to May 1, 2001, as follows:

Year of Vesting Service	Percentage of Account Which is Vested
Fewer than 1	0%
1 or more but fewer than 2	20%
2 or more but fewer than 3	40%
3 or more but fewer than 4	60%
4 or more but fewer than 5	80%
5 or more	100%

If any such Participant reaches early retirement age (age 55) while employed with the Employer, the Participant’s Transferred Account shall become fully vested without regard to the number of years of vesting service such Participant had with the Employer.  For a Participant who terminates employment prior to May 1, 2001, “years of vesting service” means the aggregate of the periods of employment beginning with the employee’s employment commencement date and ending on his or her subsequent severance date.  For purposes of vesting, service will include service with POP, Anderson Video, Video Symphony and Encore Video.  For such a Participant who terminates employment on or after May 1, 2001, a “year of vesting service” shall have the same meaning as a Year of Service.

[3]                           Any Participant who was a participant in the 525 Studios, Inc. 401(k) & Profit Sharing Plan prior to May 1, 2001, shall become vested in his or her Transferred Account balance attributable to Employer contributions made prior to May 1, 2001, as follows:

Year of Vesting Service	Percentage of Account Which is Vested
Fewer than 1	0%
1 or more but fewer than 2	20%
2 or more but fewer than 3	40%
3 or more but fewer than 4	60%
4 or more but fewer than 5	80%
5 or more	100%

If any such Participant reaches early retirement age (age 59 ½ with at least 5 years of employment) while employed with the Employer, the Participant’s Transferred Account shall become fully vested without regard to the number of years of vesting service such Participant had with the Employer.  For a Participant who terminates employment prior to May 1, 2001, “years of vesting service” means a 12-month period during which an Employee is credited with at least 1,000 Hours of Service.  For such a Participant who terminates employment on or after May 1, 2001, a “year of vesting service a “year of vesting service” shall have the same meaning as a Year of Service.

[4]                           Any Participant who was a participant in the Sound One Corporation 401(k) Savings Plan prior to May 1, 2001, shall be fully (100%) vested in his or her Transferred Account.

[5]                           Any Participant who was a participant in the Todd-AO Corporation 401(k) Plan prior to May 1, 2001, shall become vested in his or her Transferred Account balance attributable to Employer contributions made prior to May 1, 2001 as follows:

Year of Vesting Service	Percentage of Account which is Vested
Fewer than 1	0%
1 or more but fewer than 2	25%
2 or more but fewer than 3	50%
3 or more but fewer than 4	75%
4 or more	100%

For a Participant who terminates employment prior to May 1, 2001, “years of vesting service” means each Plan Year in which the Participant has 1,000 Hours of Service. For such a Participant who terminates employment on or after May 1, 2001, a “year of vesting service” shall have the same meaning as a Year of Service.  Hours of Service prior to the Effective Date of the Todd-AO Plan shall be counted for purposes of vesting.  For purposes of vesting, all employees of Sound One, Inc. on July 1, 2000, shall be credited with service from their most recent date of hire with Sound One, Inc.

[6]                           Any Participant who was a participant in the Video Services Corporation, Its Affiliates and Subsidiaries Plan prior to May 1, 2001, shall become vested in his or her Transferred Account balance attributable to Employer contributions made prior to May 1, 2001, as follows:

Year of Vesting Service	Percentage of Account Which is Vested
Fewer than 5	0%
5 or more	100%

For a Participant who terminates employment prior to May 1, 2001, “years of vesting service” means each Plan Year in which the Participant has 1,000 Hours of Service. For such a Participant who terminates employment on or after May 1,

2001, a “year of vesting service” shall have the same meaning as a Year of Service.

[7]                           The Plan shall disregard salary reduction contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2).  However, the Plan otherwise shall take a Participant’s salary reduction contributions into account in determining the Participant’s vested benefits under the Plan.  Thus, for example, the Plan shall take salary reduction contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (referred to as the rule of parity).

5.3.                        FULL VESTING UPON TERMINATION OR PARTIAL TERMINATION OF PLAN OR UPON COMPLETE DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS:  Upon the termination or partial termination of this Plan or upon complete discontinuance of Employer contributions, the Accounts of all Participants affected, as of the date such termination, partial termination, or complete discontinuance of Employer contributions occurred, shall be fully vested.

5.4.                        SERVICE INCLUDED IN DETERMINATION OF VESTED ACCOUNTS:  All Years of Service with the Company and any Associated Company shall be included for the purpose of determining a Participant’s vested Account under Section 5.2, except Years of Service excluded by reason of a Break in Service under Section 5.5.

5.5.                        EFFECT OF BREAK IN SERVICE ON VESTING:  With respect to a Participant who has five or more consecutive one-year Breaks in Service, Years of Service after such Break in Service shall not be taken into account for purposes of computing the Participant’s vested Account balance attributable to Employer contributions made before such five or more year period.

5.6.                        EFFECT OF CERTAIN DISTRIBUTIONS:  The provisions of this Section shall not apply to any Participant contributions (including salary reductions) or rollover contributions.

[a]                            Repayment Of Distribution:  A Participant who terminates participation for any reason prior to attainment of Normal Retirement Age, disability, or death while any portion of his or her Account in the Trust Fund is forfeitable and who receives a distribution of his or her vested Account attributable to Employer contributions not later than the close of the second Plan Year following the Plan Year in which such termination of participation occurs, shall have the right to pay back such distribution to the Plan.  Such repayment may be made [1] only if the Participant has returned to the employ of the Company or any Associated Company at the time of such repayment, and [2] in the case of a distribution upon Termination of Employment, before the earlier of the date on which the Participant experiences five consecutive one-year Breaks in Service or five years from the date of reemployment with the Company or any Associated Company, or, in the case of any other distribution, five years from the date of distribution. Repayment of a Participant’s Account attributable to his or her salary reduction contributions or his or her voluntary contributions, if any, shall not be permitted under this Section.  A Participant who desires to make repayment of a distribution under this paragraph [a] shall make repayment directly to the Trustee.  If a Participant repays a distribution under this Section, the value of his or her Employer Contribution Account shall be the amount of his or her Employer Contribution Account prior to distribution, unadjusted for any subsequent gains or losses.  The amount of the Participant’s Employer Contribution Account that was forfeited previously shall be restored from one or more of the following sources, at the discretion of the Plan Committee:  income or gain to the Plan, forfeitures or Employer contributions.

[b]                           Nonrestoration Of Forfeited Account When Repayment Of Distribution Is Not Made:  If distribution is made to a Participant and the Participant does not repay such distribution under the terms of paragraph [a], when the time limit for repayment expires under paragraph [a] above, the Participant’s nonvested Account which was not distributed will not be restored. The Account will be unadjusted for any increased vesting for service during the repayment period.

ARTICLE VI

RETIREMENT DATE—DESIGNATION OF BENEFICIARY

6.1.                        NORMAL RETIREMENT DATE:  A Participant shall be entitled to retire voluntarily, for purposes of this Plan, at any time on or after that date on which the Participant attains Normal Retirement Age.  Until retirement, a Participant shall continue to participate in the Plan unless the Participant elects otherwise.

6.2.                        DESIGNATION OF BENEFICIARY:  A Participant’s entire vested Account balance shall be payable, on the death of the Participant, to the Participant’s surviving spouse or to the Participant’s designated Beneficiary if there is no surviving spouse or if the spouse consents to such Beneficiary designation in writing.  This spousal consent shall acknowledge the effect of such consent and shall be witnessed by a Plan representative or a notary public.  If there is no surviving spouse or, in the case of a spousal election not to receive the Account, a Participant shall designate a Beneficiary to receive his or her Account in the Trust Fund upon the Participant’s death on the form prescribed by and delivered to the Plan Committee.  The Participant shall have the right to change or revoke a designation at any time by filing a new designation or notice of revocation with the Plan Administrator.  No notice to any Beneficiary other than the spouse nor consent by any Beneficiary other than the spouse shall be required to effect any change of designation or revocation.  If a Participant fails to designate a Beneficiary before his or her death, or if no designated Beneficiary survives the Participant, the Plan Committee shall direct the Trustee to pay the Participant’s Account in the Trust Fund to the Participant’s surviving spouse, or if none, to the Participant’s personal representative.  If no personal representative has been appointed, and if the benefit payable does not exceed the minimum amount for which an estate or inheritance tax release is required under applicable state law, or for which a personal representative must be appointed under applicable state law, the Plan Committee may direct the Trustee to pay the benefit to the person or persons entitled to it under the laws of the state where such Participant was domiciled at the date of his or her death.  In such case, the Plan Committee may require such proof of right or identity from such person as the Plan Committee may deem necessary.  If the benefit exceeds the minimum amount for which an estate or inheritance tax release or the appointment of a personal representative is required under applicable state law, the Plan Committee may direct the Trustee to hold the benefit in a segregated account until a personal representative has been appointed.

6.3.                        BENEFICIARY DESIGNATIONS IN EFFECT UNDER TCI 401(K) STOCK PLAN TO APPLY UNDER THIS PLAN UNTIL CHANGED:  Notwithstanding any other provision of this Plan, effective for Employees who are eligible to participate in this Plan as of the original Effective Date, any Beneficiary Designation properly made by the Participant under the TCI 401(k) Stock Plan and in effect immediately prior to the original Effective Date automatically will apply for the Participant’s Account under this Plan as of, and after, the original Effective Date, until the Participant has designated a Beneficiary under this Plan in accordance with procedures established by the Committee.

6.4.                        PARTICIPANT OR BENEFICIARY WHOSE WHEREABOUTS ARE UNKNOWN:  In the case of any Participant or Beneficiary whose whereabouts are unknown, the Plan Committee shall notify such Participant or Beneficiary at his or her last known address by certified mail with return receipt requested advising such Participant of his or her right to a pending distribution.  If the Participant or Beneficiary cannot be located in this manner, the Plan Committee may direct the Trustee to establish a custodial account for such Participant or Beneficiary for the purpose of holding the Participant’s Account until it is claimed by the Participant or Beneficiary or until proof of death satisfactory to the Plan Committee is received by the Plan Committee.  If such proof of death is received, the Plan Committee shall direct the Trustee to distribute the Participant’s Account in accordance with the provisions of Sections 6.2 and 6.3.  Any Trustee fees or other administrative expenses attributable to a custodial account established and maintained under this Section shall be charged against such account.  Alternatively, after reasonable search efforts have been expended, as determined by the Plan Committee, the Plan Committee may direct the Plan Administrator to forfeit the Account of the missing Participant or the missing Beneficiary, in which event such forfeited Account shall be treated as provided under Article V.  If the missing Participant or Beneficiary subsequently is located, such forfeited Account, unadjusted for earnings or losses from the date of such forfeiture, will be restored for the benefit of such Participant or Beneficiary from Plan earnings, other forfeitures, or additional Employer contributions.

ARTICLE VII

DISTRIBUTIONS AND WITHDRAWALS FROM TRUST FUND

7.1.                        WHEN ACCOUNTS BECOME DISTRIBUTABLE AND EFFECT OF DISTRIBUTION:  To the extent permitted under Section 7.9, if a Participant dies, suffers Total Disability, retires, or separates from service with the Employer for any other reason, the portion of the Participant’s vested Account attributable to Employer contributions, to Participant contributions, and to any rollover contributions shall be distributable under Section 7.2.  When his or her Account becomes distributable, such Participant shall cease to have any further interest or participation in the Trust Fund or any subsequent accruals or contributions to the Trust Fund except as provided below:

[a]                            a Participant shall retain the right to receive allocations of earnings and losses on his or her Account and to receive a distribution of his or her Account as determined under Article V; and

[b]                           as provided in Article V, a Participant who makes contributions during any payroll period shall retain the right to receive his or her share in the Employer’s contribution allocated to the Participant’s Account for such payroll period.

7.2.                        DISTRIBUTION OF ACCOUNTS:

[a]                            Notification of Trustee and Form of Distribution:  When a Participant’s vested Account becomes distributable under Section 7.1, the Plan Committee will notify the Trustee of the Participant’s name and address, the amount of the vested Account which is distributable, and the reason for its being distributable.  A Participant’s Account will be distributed in cash; provided that the Participant may demand to receive his or her Stock Bonus Plan Account in shares of Qualifying Employer Securities.  Cash always will be distributed in lieu of fractional shares of Qualifying Employer Securities.

[b]                           Distribution Upon Retirement or Total Disability:  If a Participant’s Account becomes distributable upon his or her Termination of Employment with the Employer because such Participant has attained Normal Retirement Age or because of his or her Total Disability, the Trustee will distribute to the Participant his or her vested Account balance in a lump sum within a reasonable time after the close of the month (or earlier, if administratively feasible) in which occurs the latest of:  [1] the date the Participant provides his or her consent to the distribution, if necessary; or [2] in the case of a distribution for which Participant consent is not required, when the time period set by the Committee for making an eligible rollover distribution election expires.  If the Participant dies before receiving his or her vested Account, the remaining Account balance will be paid to his or her Beneficiary under this Section.

[c]                            Distribution Upon Death:  If a Participant’s Account becomes distributable because of his or her death, the Trustee shall distribute to the Participant’s Beneficiary the Participant’s total vested Account balance in a lump sum within a reasonable time after the close of the month (or earlier, if administratively feasible) in which occurs the latest of:  [1] the date the Beneficiary provides his or her consent to the distribution, if necessary; [2] in the case of a distribution for which consent is not required and which is an eligible rollover distribution, when the time period set by the Committee for making an eligible rollover distribution election expires, or [3] in the case of a distribution for which consent is not required and which is not an eligible rollover distribution, the date all documentation relating to the Participant’s death is received and processed by the Committee.  If the Beneficiary dies before receiving the Participant’s vested Account, the Account balance shall be paid to the contingent Beneficiary, if any.  If the Participant has not designated a Beneficiary, or if the Participant has designated a Beneficiary who dies and the Participant has not designated a contingent Beneficiary, the Participant’s vested Account will be paid in a lump sum under Section 6.2.

[d]                           Distribution Upon Other Termination of Employment:  If a Participant’s Account becomes distributable upon his or her Termination of Employment for any reason other than retirement, disability, or death, the Trustee will distribute to the Participant his or her vested Account balance in a lump sum within a reasonable time after the close of the month (or earlier, if administratively feasible) in which occurs the latest of:  [1] the date the Participant provides his or her consent to the distribution, if necessary; or [2] in the case of a distribution for which Participant consent is not required, when the time period set by the Committee for making an eligible rollover distribution election expires.  If the Participant dies before receiving his or her vested Account, the remaining Account balance will be paid to his or her Beneficiary under this Section.

[e]                            Automatic Cash-Out and Rollover of Small Accounts:  Upon a Termination of Employment for any reason, if the Participant’s vested Account (including rollover contributions made to this Plan) is $5,000 or less, the following rules will apply:

[1]                           If the Participant’s vested Account (including rollover contributions as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) and any earnings thereon) is $1,000 or less, and the Participant does not consent to the distribution of his Account, the Participant’s vested Account (including such rollover contributions) will be distributed to the Participant amount in one lump sum in cash; provided that the Participant may demand to receive his or her Stock Bonus Plan Account in shares of Qualifying Employer Securities.  Cash always will be distributed in lieu of fractional shares of Qualifying Employer Securities.

[2]                           If the Participant’s vested Account (including rollover contributions as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) and any earnings thereon) is $5,000 or less but more than $1,000, and the Participant does not consent to the distribution of his Account, the Participant’s vested Account (including such rollover contributions) will be distributed in a direct rollover to an individual retirement plan designated by the Plan Administrator.

[f]                              Continuance of Participant Loans Transferred to Plan:  Unless the Committee directs otherwise, any participant loan transferred to this Plan as part of the transfer of assets from another qualified plan will continue to be administered under this Plan in accordance with the terms of the documents governing the transferred participant loan; provided, however, that no such transferred participant loan may be renegotiated and no new participant loans shall be permitted from this Plan.

[g]                           New Distributable Event.  A Participant’s salary reduction contributions, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to other provisions of the Plan regarding distributions other than provisions that require a separation from service before such amounts may be distributed.

[h]                           Notice of Right to Defer Distribution:  Not more than 180 days, nor less than 30 days, prior to any distribution from the Plan, the Participant will be provided a notice which includes a general description of the optional forms of benefit available under the Plan along with a description of a Participant’s right, if any, to defer receipt of a distribution and the consequences of failing to defer receipt of the distribution.

7.3.                        DISPOSITION OF FORFEITABLE ACCOUNT ON TERMINATION OF EMPLOYMENT: If a Participant’s employment is terminated for any reason prior to attainment of Normal Retirement Age, death, or Total Disability, while any part of the Participant’s Account is forfeitable, then that portion of his or her Account which is forfeitable shall be forfeited on the earlier of the date the Participant receives a distribution of his or her Account or the date on which the Participant experiences five or more consecutive one-year Breaks in Service.  Any amount forfeited by a Participant shall be treated as provided in Section 4.2[b].  If any such Participant returns to the employment of the Employer and has not incurred five or more consecutive one-year Breaks in Service, the Employer shall restore to the Participant’s Account out of its next contribution the exact number of shares of Qualifying Employer Securities plus any other amounts that the Participant forfeited, if the Participant repays the distributed amount pursuant to Section 5.6.

7.4.                        ASSIGNMENT OF BENEFITS:

[a]                            General Rules:  Except as provided below, all amounts payable by the Trustee shall be paid only to the person entitled to them, and all such payments shall be paid directly to such person and not to any other person or corporation.  Such payments shall not be subject to the claim of any creditor of a Participant, nor shall such payments be taken in execution by attachment or garnishment or by any other legal or equitable proceedings.  No person shall have any right to alienate, anticipate, commute, pledge, encumber, or assign any payments or benefits which he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary; provided, that this Section shall not affect, restrict, or abridge any right of setoff or lien which the Trust may have by law.

[b]                           Qualified Domestic Relations Orders:  Paragraph [a] shall not apply with respect to payments in accordance with the requirements of a qualified domestic relations order.  A qualified domestic relations order creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits otherwise payable to a Participant under the Plan.  A domestic relations order means any judgment, decree, or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and is made pursuant to a state domestic relations law (including a community property law).  To qualify, the domestic relations order must:

[1]                           clearly state the name and last known mailing address of the Participant and the name and mailing address of each alternate payee covered by the order;

[2]                           clearly state the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined;

[3]                           clearly state the number of payments or period to which the order applies;

[4]                           identify each Plan to which the order applies;

[5]                           not require the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan;

[6]                           not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

[7]                           not require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under another order previously determined to be a qualified domestic relations order.

In the case of any distribution before a Participant has separated from service, a qualified domestic relations order shall not fail to meet the requirements of Section 7.4[b][5] solely because such order requires that payment of benefits be made to an alternate payee [A] on or after the date the Participant attains the earliest retirement age, [B] as if the Participant had retired on the date on which such payment is to begin under such order, and [C] in any form in which benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the alternate payee and his subsequent spouse).  Payment of benefits before Termination of Employment solely by reason of payments to an alternate payee under a qualified domestic relations order shall not be deemed to be a violation of Code Section 401(a) or (k).  Notwithstanding any other provision of this Plan, payments to an alternate payee pursuant to a qualified domestic relations order may be made at any time prescribed by such order without violating the terms of this Plan or the Code.  A domestic relations order will not fail to be a Qualified Domestic Relations Order solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order or solely because of the time at which the order is issued, including issuance after the Participant’s death.

Unless a qualified domestic relations order or separate written qualified domestic relations order procedures expressly provides otherwise, the following rules will apply to a qualified domestic relations order:

[1]                           no earnings and losses on the assigned amount from the valuation date until the date such account is transferred to a separate account for the Alternate Payee will be added to or subtracted from the assigned amount.

[2]                           the Alternate Payee may select from any of the distribution options available to the Participant.  Subject to the requirements of the Code and this Plan, no Alternate Payee will be forced to take a distribution from the Plan without the Alternate Payee’s consent.

[3]                           loans will be included when determining the Participant’s Account balance to be divided under the qualified domestic relations order.

[4]                           The portion of the Participant’s Account balance to be assigned to the Alternate Payee will be deducted proportionately from all sources and funds held by the Participant in such Account.  The amount assigned to the Alternate Payee will be placed in a separate account for the benefit of the Alternate Payee, and such separate account shall be invested in the same funds and sources in which it would have been invested under the Participant’s Account until changed by the Alternate Payee.

[c]                            Definitions:

[1]                           “Alternate payee” means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under a Plan with respect to such Participant.

[2]                           “Earliest retirement age” means the earliest of the date on which the Participant’s Account becomes distributable or the date the Participant attains age 50.

7.5.                        MINIMUM REQUIRED DISTRIBUTIONS:

[a]                            General Rules:

[1]                             Effective Date:  The provisions of this Section will apply for purposes of determining required minimum distributions.

[2]                             Precedence:  The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

[3]                           Requirements of Treasury Regulations Incorporated:  All distributions required under this Section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

[4]                           TEFRA Section 242(b)(2) Elections:  Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

[b]                           Time and Manner of Distribution:

[1]                           Required Beginning Date:  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

[2]                           Death of Participant Before Distributions Begin:  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

[A]                         If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in 7.5[f], distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

[B]                           If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as provided in 7.5[f], distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

[C]                           If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

[D]                          If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.5[b][2], other than Section 7.5[b][2][A], will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.5[b][2] and Section 7.5[d], unless 7.5[b][2][D] applies, distributions are considered to begin on the Participant’s required beginning date.  If Section 7.5[b][2][D] applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.5[b][2][A].

[3]                           Forms of Distribution:  Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections [c] and [d] of this Section.

[c]                            Required Minimum Distributions During Participant’s Lifetime:

[1]                           Amount of Required Minimum Distribution For Each Distribution Calendar Year:  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

[A]                         the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Income Tax Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

[B]                           if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Income Tax Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

[2]                           Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death:  Required minimum distributions will be determined under this subsection [c] beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

[d]                           Required Minimum Distributions After Participant’s Death:

[1]                           Death On or After Date Distributions Begin:

[A]                         Participant Survived by Designated Beneficiary:  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

[i]                               The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

[ii]                            If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

[iii]                         If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

[B]                           No Designated Beneficiary:  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

[2]                           Death Before Date Required Distributions Begin:

[A]                         Participant Survived by Designated Beneficiary:  Except as provided in Section 7.5[f], if the Participant dies before the date distributions are required to begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 7.5[d][1].

[B]                           No Designated Beneficiary:  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

[C]                           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin:  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.5[b][2][A], this Section 7.5[d][2] will apply as if the surviving spouse were the Participant.

[e]                          Definitions:

[1]                           Designated Beneficiary:  The individual who is designated as the Beneficiary under Section 2.3 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Income Tax Regulation Section 1.401(a)(9)-1, Q&A-4.

[2]                           Distribution Calendar Year:  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.5[b].  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

[3]                           Life Expectancy:  Life expectancy as computed by use of the Single Life Table in Income Tax Regulation Section 1.401(a)(9)-9.

[4]                           Participant’s Account Balance:  The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

[5]                           Required Beginning Date:  Required beginning date means April 1 of the calendar year following the calendar year in which occurs the later of [A] the date the Participant attains age 70-1/2, or [B] the date the Participant retires from employment with the Employer.  Notwithstanding the above, in the case of a 5% owner of the Employer, required beginning date means April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

[f]                            Elections:

[1]                           Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries:  If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in Section 7.5[b] of the Plan, and, alternatively, the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

[2]                           Election to Allow Participants or Beneficiaries to Elect 5-Year Rule:  Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 7.5[b][2] and 7.5[d][2] of the Plan applies to distributions after the death of a Participant who has a designated Beneficiary.  The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 7.5[b][2] of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.  If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 7.5[b][2] and 7.5[d][2] of the Plan and the election in Section 7.5[f][1] above.

[3]                           Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions:  A designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003, or the end of the 5-year period.

[g]                         Special Rule for 2009 Minimum Required Distributions:  As provided in Worker, Retiree and Employer Recovery Act of 2008 (“WRERA”), distributions required for the 2009 calendar year under Code Section 401(a)(9) are suspended to the extent permitted by WRERA and any subsequent guidance issued by the IRS under WRERA with respect to such suspended minimum required distributions.  A Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions equal to the 2009 RMDs will not receive those distributions for 2009 unless the Participant or Beneficiary elects to receive such distributions pursuant to the terms of the Plan.  In addition, solely for purposes of applying the direct rollover provisions of the Plan, any such elected distributions in 2009 will be treated as eligible rollover distributions.  A direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

7.6.                      WITHDRAWALS:

[a]                          Employer Contributions:  A Participant may withdraw all or any part of his or her Account attributable to Employer contributions, including any earnings, losses, and changes in fair market value of such contributions, upon attaining age 59-1/2.

[b]                         Voluntary After-Tax Contributions:  A Participant may withdraw all or any part of his or her Account attributable to voluntary after-tax contributions, including any earnings, losses, and changes in fair market value of such contributions, at any time.  Upon any withdrawal of voluntary after-tax contributions, the Participant will be prohibited from contributing to the Plan (including salary reduction contributions and voluntary after-tax contributions) for a period of six (6) months from the date of the withdrawal.

[c]                          Salary Reductions:  Salary reduction contributions may be withdrawn in the following circumstances:

[1]                           A Participant may withdraw his or her salary reduction contributions to this Plan, excluding any earnings on such contributions, upon a hardship, which is defined as an immediate and heavy financial need.  A withdrawal is deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for [A] expenses for medical care described in Code Section 213(d) previously incurred by the Participant or the Participant’s spouse dependents, or necessary for these persons to obtain medical care described in Code Section 213(d); [B] costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments); [C] payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or the Participant’s spouse or dependents; [D] payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence; [E] payment for funeral or burial expenses for the Participant’s deceased spouse, parent, child or dependent; [F] payment for expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether such loss exceeds any percentage of the Participant’s adjusted gross income; [G] payment for extraordinary legal expenses for the Participant or the Participant’s immediate family; or [H] the occurrence of any other event deemed by the Secretary of the Treasury to create an immediate and heavy financial need under Income Tax Regulation Section 1.401(k)-1(d)(2)(iv)(C).  For purposes of this paragraph, dependent is defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B).  No other event shall be considered a hardship under the terms of the Plan.  A hardship distribution cannot exceed the amount required to meet the immediate financial need and cannot be reasonably available to the Participant from other resources, including insurance reimbursement, reasonable asset liquidation, cessation of Participant contributions to this Plan, or borrowing from commercial sources on reasonable terms.  If the Plan Committee, or its delegate, determines in accordance with a uniform and nondiscriminatory policy that a hardship exists, it may direct the Trustee to distribute the amount requested to the Participant.  A Participant who makes a hardship withdrawal under this Section may not contribute to the Trust Fund under Section 4.1 or any other plans of the Company for six months after receipt of the distribution.  Any expenses attributable to the hardship withdrawal may be charged to the Account of the Participant requesting the withdrawal.

[2]                           A Participant may withdraw all or any part of his or her salary reduction contributions, including any earnings, losses, and changes in fair market value of such contributions, upon attaining age 59-1/2.

[d]                         Withdrawals From Other Plans:  To the extent required by law, any withdrawal from any Plan maintained by any Company which is a member of a group of corporations or trades or businesses under common control with the Company will be deemed to be a withdrawal from this Plan for purposes of applying the withdrawal limitations and suspension of Plan participation provisions of this Section 7.6.  Common control will be determined pursuant to Code Section 414(b) and the regulations thereunder.

[e]                          Rollovers:  A Participant may request a single sum withdrawal of all amounts rolled over to this Plan from another qualified plan, including any earnings thereon, at any time.

[f]                            Form of Withdrawal:  Withdrawals under this Section 7.6 will be made in cash, and such cash will be obtained by liquidating, on a pro rata basis and to the extent necessary to cover the requested withdrawal amount, each investment fund in which the Participant’s Account is invested on the date the withdrawal request is processed.  However, the Participant may demand that the requested withdrawal amount be made in the form of Qualifying Employer Securities to the extent such requested withdrawal amount is attributable to the Participant’s Stock Bonus Plan Account.

[g]                         Participants Ineligible for Total Distribution May Request Withdrawal:  In the event a Participant has terminated employment with the Company (including but not limited to Participants who are not eligible to receive a distribution from the Plan because the Participant has not “separated from service” or because of the restrictions on distributions under Code Section 401(k)(10)), such Participant will be eligible to request any distribution under this Section 7.6 as if such Participant still were employed by the Company.

[h]                         Suspension of Contributions After Three Withdrawals:  A Participant who receives more than three (3) withdrawals during any Plan Year, but excluding hardship withdrawals of salary reduction contributions, will be suspended from making any contributions to the Plan (including salary reduction contributions and voluntary after-tax contributions) for a period of six months from the date of the last withdrawal.

[i]                             Additional Withdrawal Options for DMX Transferred Accounts:  Solely for the portion of a Participant’s Account attributable to the transfer of assets from the DMX, Inc. Savings Plan (formerly the International Cablecasting Technologies, Inc. Savings Plan, and any earnings thereon (the “DMX Transferred Accounts”), in addition to the withdrawal options otherwise provided in this Section 7.6, each Participant who has attained age 59-1/2 may request at any time a withdrawal of all or any portion of his or her DMX Accounts in a single sum payment, without incurring any suspension of contributions to the Plan.

[j]                             Withdrawals Limited to Active Participants:  Notwithstanding any other provision in this Plan, individuals who are alternate payees under a Qualified Domestic Relations Order, Beneficiaries of deceased Participants, Participants who are Totally Disabled, and Participants who have terminated employment with the Employer are not eligible for any withdrawals under this Section 7.6, but are entitled to a full distribution of their respective Plan interests under Section 7.2.

7.7.                      OPTIONAL FORMS OF BENEFITS FOR TRANSFERRED PENSION ASSETS:  Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the employee’s retirement, death, disability, or severance from employment, or prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(1), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

7.8.                      ELIGIBLE ROLLOVER DISTRIBUTIONS FROM PLAN:

[a]                          General Rule:  Notwithstanding any provision of the Plan to the contrary that otherwise would limit a Participant’s distribution election under this Article, a Participant may elect, at the time and in the manner prescribed by the Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement Plan specified by the Participant in a direct rollover.

[b]                         Limitations on Direct Rollover Distributions:  This Plan will not be required to make, but the Committee in its discretion may permit, any direct rollover distribution if the total amount to be distributed to the Participant during the Plan Year is less than $200.  If the amount of the distribution is $500 or less, any direct rollover distribution must consist of the entire distribution amount.  The Participant may elect only one eligible retirement Plan to which a direct rollover distribution will be made.

[c]                          Definitions:

[1]                           An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include [A] any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; [B] any distribution to the extent such distribution is required under Code Section 401(a)(9); [C] any hardship distribution; and [D] any other distribution that is reasonably expected to total less than $200 during a year.

[2]                           An “eligible retirement plan” is [A] an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; [B] an individual retirement account described in Code Section 408(a); [C] an individual retirement annuity described in Code Section 408(b); [D] an annuity plan described in Code Section 403(a); [E] an annuity contract described in Code Section 403(b); [F] a qualified plan described in Code Section 401(a); or [G] effective for distributions made after December 31, 2007, a Roth IRA described in Code Section 408A(b), that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or to a non-spouse Beneficiary (but for a non-spouse Beneficiary, eligible retirement plan shall be limited to individual retirement accounts and individual retirement annuities).  If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

[3]                           A “distributee” includes a Participant or former Participant, a Participant’s or former Participant’s surviving spouse, a Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), and the Participant’s or former Participant’s non-spouse beneficiary.

[4]                           A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

7.9.                      RESTRICTIONS ON DISTRIBUTIONS OR WITHDRAWALS OF ELECTIVE DEFERRAL CONTRIBUTIONS:  Notwithstanding any other provision of this Plan, elective deferrals, qualified non-elective contributions, qualified matching contributions, and income allocable to each are not distributable to a Participant or Beneficiary, in accordance with such Participant’s or Beneficiary’s election, earlier than upon separation from service, death, or disability.  Such amounts may also be distributed upon:

[a]                          Termination of the Plan without the establishment or maintenance of another defined contribution plan;

[b]                         The disposition by a company that is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

[c]                          The disposition by a company that is a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

[d]                         The attainment of age 59-1/2; or

[e]                          The hardship of the Participant as provided in Section 7.6[c][1].

7.10.                LOANS TO PARTICIPANTS:

[a]                          General Rules:  The Plan Committee, in accordance with a uniform and nondiscriminatory policy, may direct the Trustee to make a loan to any Participant who makes a request for such a loan.  Procedures and rules regarding Participant loans will be promulgated by the Plan Committee and will form part of this Plan.  No loan to a Participant may exceed the Participant’s vested Account balance.  In addition to any other limitations provided in the Participant Loan Procedures, a loan, when added to the outstanding balance of all other loans to the Participant from this and any other qualified Plan maintained by the Employer, may not exceed to lesser of:

[1]                           $50,000 less the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before such loan is made over the outstanding balance of loans from the Plan on the day such loan is made; or

[2]                           one-half of the value of the Participant’s vested Account balance as of the last preceding valuation date.

For purposes of the loan limits described above, all plans of the Employer will be treated as one plan and the controlled and affiliated service group rules of Code Sections 414(b), (c), and (m) will apply.  An assignment or pledge of any portion of the Participant’s interest in the Plan and any loan, pledge, or assignment of any insurance contract purchased under the Plan will be treated as a loan under this section.

[b]                         Security and Interest:  All loans will be adequately secured and will bear a rate of interest considered reasonable on the date the loan was made.  The interest rate will be the prime rate, as reported by Reuters as in effect on the first business day of the calendar month plus 1%.  This rate will be effective within a reasonable period of time after the first business day of the calendar month and will remain in effect through the end of that calendar month and until the next updated interest rate is applied under this paragraph.

[c]                          Term of the Loan:  Any loan must be repaid in level payments of principal and interest at least quarterly within five years of the date on which it was made or on the occurrence of an event that renders the Participant’s Account distributable, whichever occurs first, except that any loan verified by the Plan Committee as used to acquire any dwelling unit used or to be used within a reasonable time as the principal residence of the Participant must be repaid within the time prescribed by the Plan Committee or upon distribution of the Participant’s Account, whichever occurs first.  If a Participant does not repay a loan within the time prescribed, in addition to enforcing payment through any legal remedy, the Plan Committee may instruct the Trustee to deduct the total amount of the loan and any unpaid interest due on it from the Participant’s Account when the Account becomes distributable under the Plan.

[d]                         Loans for Participants in Merging Plans:  In the case of any loan granted under the terms of a plan prior to the date the plan was merged into this Plan, the original terms of the loan shall apply.  In the case of any loan granted after the effective date of the plan merger, the terms of this Plan shall apply.

[e]                          Loans Rolled Over to this Plan:  In the case of any loan which is rolled over to this Plan with the approval of the Plan Committee, the original terms of the loan shall apply.  In the case of any loan granted after the effective date of the rollover, the terms of this Plan shall apply.

ARTICLE VIII

ANNUAL ADDITIONS LIMITATIONS AND TOP HEAVY RULES

8.1.                      DEFINITIONS FOR ANNUAL ADDITIONS RULES:  For purposes of Sections 8.1 through 8.3, the following terms will be defined as follows:

[a]                          “Annual addition” means the sum of the Company contributions, forfeitures, and Participant contributions allocated to a Participant’s Account during any Limitation Year.  Amounts allocated to an individual medical account, as defined in Code Section 415(l)(2), that is part of a pension or annuity plan maintained by the Company will be treated as an annual addition to a defined contribution plan.  Amounts attributable to post-retirement medical benefits that are allocated to the separate account of a Key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company will be treated as an annual addition to a defined contribution plan.  Notwithstanding the above, Annual Additions shall not include:  [1] catch-up contributions made in accordance with Code Section 414(v); [2] restorative payments that are allocated to a Participant’s account to restore losses to the Plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of a fiduciary duty under ERISA or other applicable federal or state law, where Plan Participants who are similarly situated are treated similarly with respect to the payments; [3] excess deferrals that are distributed in accordance with Treasury Regulation Section 1.402(g)-1(e)(2) or (3); [4] rollover contributions; [5] repayments of loans made to a Participant from the Plan; [6] direct transfers from another qualified plan; and [7] contributions of amounts previously distributed from the Plan to former employees who are reemployed.

[b]                         “Company,” for purposes of this Article, means the Company that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)), and all affiliated service groups (as defined in Code Section 414(m)), in which the adopting Company is a member, and any other entity required to be aggregated with the Company pursuant to Code Section 414(o) and the final regulations thereunder.

[c]                          “Compensation,” for purposes of limiting annual additions and combined benefits and contributions under this Article, means compensation, as defined in subparagraphs [1], [2], [3], or [4] below, as determined by the Company in its discretion.

[1]                           Compensation means a Participant’s wages, salaries, fees for professional services, and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Sections 125(a), 132(f)(4), 402(e)(3),

402(h)(1)(B), 402(k), or 457(b).  These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements and other expense allowances under a nonaccountable plan as described in Treas. Reg. Section 1.62-2(c).

[A]                         Compensation also will include [i] in the case of a Participant who is an employee within the meaning of Code Section 401(c)(1), the Participant’s earned income as described in Code Section 401(c)(2), plus amounts deferred at the election of the Participant under Code Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b); [ii] amounts described in Code Sections 104(a)(3), 105(a), and 105(h), but only to the extent that these amounts are includable in the Participant’s gross income; [iii] amounts paid or reimbursed by the Company for moving expenses incurred by the Participant, but only to the extent that at the time of payment it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217; [iv] the value of a nonstatutory stock option granted to the Participant, but only to the extent that the value is includable in the gross income of the Participant; [v]amounts includible in the Participant’s gross income as a result of the Participant making an election described in Code Section 83(b); and [vi] amounts includible in the Participant’s gross income under Code Section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Participant.

[B]                           Compensation will not include [i] Company contributions to a deferred compensation plan (including a simplified employee pension plan described under Code Section 408(k) or a simple retirement account described in Code Section 408(p)) to the extent that the contributions are not includable in the Employee’s gross income in the year in which contributed; [ii] amounts realized from the exercise of a nonstatutory stock option or when restricted stock (or other property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; [iii] amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option; [iv] other amounts that receive special tax benefits (such as premiums for group-term life insurance, but only to the extent that the premiums are not includible in the Participant’s gross income and are not salary amounts described in Code Section 125); [v] other items of remuneration that are similar to any of the items listed in [i] through [iv] herein.

[C]                           With respect to payments made after the Participant’s severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I) as modified by Treasury Regulations Section 1.415(a)-1(f)(5)) with the Company, provided that such payments are made by the later of 2-½ months after severance from employment with the Company or the end of the Limitation Year that includes the date of severance from employment with the Company: [i] Compensation will include payments for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, where such compensation would have been paid to the Participant prior to such severance from employment if the Participant had continued in employment with the Company; and [ii] Compensation will exclude payments received by a Participant pursuant to a nonqualified unfunded deferred compensation plan; payments for unused accrued bona fide sick, vacation, or other leave; payments to a Participant who does not currently perform services for the Company by reason of Qualified Military Service; and salary continuation payments made to a Participant who is permanently and totally disabled within the meaning of Code Section 22(e)(3).

[2]                           Compensation means wages, as defined in Code Section 3121(a) for purposes of calculating social security taxes but determined without regard to [A] the wage base limitation in Code Section 3121(a)(1); [B] the special rules in Code Section 3121(v) applicable to certain elective contributions and nonqualified deferred compensation; [C] any rules that limit covered employment based on the type or location of an employee’s employer; and [D] any rules that limit the remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services performed (such as the exceptions to the definition of employment in Code Sections 3121(b)(1) through (20)).

[3]                           Compensation means wages, as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

[4]                           Any other definition of compensation determined to satisfy Code Section 415(c)(3) by the Secretary of the Treasury.

Compensation shall include Elective Deferrals (as defined in Code Section 402(g)) and any amounts which are not included in the Participant’s gross income by reason of Code Sections 125 (cafeteria plans), 457 (deferrals to governmental plans), and 132(f)(4) (qualified transportation fringe benefits).  All determinations of Compensation will be made in accordance with Code Section 415(c)(3), as it may be amended from time to time.

[d]                         “Limitation Year” means the Plan Year.

8.2.                      LIMITATION ON ANNUAL ADDITION:  The maximum Annual Additions credited to any Participant for any Limitation Year under this Plan shall not exceed an amount equal to the lesser of:

[a]                          100% of the Participant’s Compensation, as defined in Section 8.1[c] and Code Section 415(c)(3), for the Limitation Year, or

[b]                         $40,000, as adjusted for cost of living increases under Code Section 415(d).

If the Plan is terminated effective as of a date other than the last day of the Plan’s Limitation Year, the Plan is deemed to have been amended to change its Limitation Year to end on such termination date, and the Code Section 415(c)(1)(A) dollar limit described in Section 8.2[b] above shall be prorated under the short Limitation Year rules.  Notwithstanding any Plan provision to the contrary, the correction of excess Annual Additions shall be made in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2006-27 (“EPCRS’), or any superseding guidance, including, but not limited to, the preamble of the final regulations issued under Code Section 415.

8.3.                      LIMITATION ON COMBINED BENEFITS AND CONTRIBUTIONS OF ALL DEFINED CONTRIBUTION PLANS:  This Section applies if, in addition to this Plan, the Participant is covered under another defined contribution plan maintained by the Company, a welfare benefit fund, as defined in Code Section 419(e), maintained by the Company, or an individual medical account, as defined in Code Section 415(1)(2), maintained by the Company, that provides an annual addition during any Limitation Year.  The annual additions that may be credited to a Participant’s Account under this Plan for any such Limitation Year will not exceed the limitation described in Section 8.2 reduced by the annual additions credited to a Participant’s account under the other defined contribution plans and welfare benefit funds for the same Limitation Year.  If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Company are less than the limitation described in Section 8.2 and the Company contribution that would otherwise be contributed or allocated to the Participant’s Account under this Plan would cause the annual additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans and funds for the Limitation Year will equal the limitation described in Section 8.2.  If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the limitation described in Section 8.2, the Company will specify the plan or plans to which the contribution will be reduced.  If a Participant’s annual additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first regardless of the actual Allocation Date.  If an excess amount is allocated to a Participant on an Allocation Date of this Plan that coincides with an Allocation Date of another plan, the excess amount attributed to this Plan will be the product of the total excess amount allocated as of such date multiplied by a fraction, the numerator of which is the annual additions allocated to the Participant for the Limitation Year as of such date under this Plan and the denominator of which is the total annual additions allocated on the Participant’s behalf for the Limitation Year as of such date under this and all the other defined contribution plans.  Any excess amount attributed to this Plan will be disposed of in the manner described in Section 8.2.

8.4.                      TOP HEAVY RULES:  For any Plan Year in which the Plan is top heavy, as determined under Code Section 416, the provisions of Sections 8.4 through 8.6 shall apply.

[a]                          If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company has not maintained any defined benefit plan that, during the five-year period ending on the Determination Date, has or has had accrued benefits, the top heavy ratio for this Plan alone (or for the required or permissive aggregation group, as appropriate) is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code Section 416 and the regulations thereunder.  Both the numerator and the denominator of the top heavy ratio will be increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

[b]                         If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans that during the five-year period ending on the Determination Date has or has had any accrued benefits, the top heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with [a] above, plus the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with [a] above, plus the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder.  The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”  The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.

[c]                          For purposes of paragraphs [a] and [b] above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date for the first and second Plan Years of a defined benefit plan, except as provided in Code Section 416.  The account balances and accrued benefits of a Participant [1] who is not a Key Employee but who was a Key Employee in a prior year, or [2] who has not been credited with at least one Hour of Service with any Company maintaining the Plan at any time during the five-year period ending on the Determination Date, will be disregarded.  The calculation of the top heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416.  Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio.  When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee will be determined under [A] the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or [B] if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

[d]                         Modification of Top-Heavy Rules:  The top-heavy requirements of Code Section 416 and Sections 8.4, 8.5 and 8.6 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Company matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

8.5.                      TOP HEAVY DEFINITIONS:

[a]                          “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the Company that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

[b]                         “Required aggregation group” means [1] each qualified plan of the Company in which at least one Key Employee participates or participated at any time during the Plan Year or any of the four preceding Plan Years (regardless of whether the plan has terminated), and [2] any other qualified plan of the Company that enables a plan described in [1] to meet the requirements of Code Sections 401(a)(4) or 410.

[c]                          “Determination Date” for any Plan Year subsequent to the first Plan Year means the last day of the preceding Plan Year.  For the first Plan Year of the Plan, “Determination Date” means the last day of that year.

[d]                         “Valuation Date,” for purposes of computing the top heavy ratio, means the date or dates designated in Article V.

[e]                          “Present Value” means the present value of a Participant’s interest determined in accordance with the interest and mortality assumptions specified in the defined benefit plan of the Company, if any.

[f]                            “Compensation,” for purposes of this Article, means compensation as defined in Section 8.1[c], up to the limit under Code Section 401(a)(17).

[g]                         “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was:

[1]                           an officer of the Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

[2]                           a 5-percent owner of the Company; or

[3]                           a 1-percent owner of the Company having annual compensation of more than $150,000.

For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

8.6.                      TOP HEAVY MINIMUM CONTRIBUTIONS:  Notwithstanding any other provision in this Plan, for any Plan Year in which the Plan is top heavy and in which the Company maintains no defined benefit plan which designates this Plan to satisfy Code Section 416, the aggregate Company contributions and forfeitures allocated on behalf of any Participant (without regard to any integration feature) under this Plan and any other defined contribution plan of the Company will be the lesser of:

[a]                          Three percent of such Participant’s Compensation; or

[b]                         The largest percentage of Company contributions and forfeitures, as a percentage of Compensation (as limited by Code Section 401(a)(17)), allocated on behalf of any Key Employee for such year.

Elective deferrals and Company matching contributions used in the actual contribution percentage test may not be used to satisfy the minimum contribution required under Code Section 416.  If, in any top-heavy year, the highest percentage of Company contributions and forfeitures allocated to any Key Employee is less than three percent, amounts allocated as a result of any Key Employee’s elective deferrals must be included in determining the Company contribution made on behalf of such Key Employees.  Each Participant who is employed by the Company on the last day of the Plan Year will be entitled to receive an allocation of the Company’s minimum contribution for such Plan Year.  The minimum allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because the Participant fails to make mandatory contributions to the Plan, the Participant’s compensation is less than a stated amount, or the Participant fails to complete 1,000 Hours of Service during the Plan Year.  If the Company maintains this Plan and any other qualified defined contribution plan, the contribution described above will be provided under the other defined contribution plan maintained by the Company.  If the Company maintains a qualified defined benefit plan in which any Participant in this Plan participates and if the Code Section 416 minimum contribution requirements are to be provided under this Plan, for any Plan Year in which the Plan is Top Heavy the aggregate Company contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee will be at least five percent of such Participant’s compensation.

Company matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

ARTICLE IX

FIDUCIARY OBLIGATIONS

9.1.                      GENERAL FIDUCIARY DUTIES:  A Fiduciary shall discharge his or her duties under the Plan solely in the interest of the Participants and the beneficiaries and for the exclusive purpose of providing benefits to Participants and to their beneficiaries and defraying reasonable expenses of administering the Plan.  All Fiduciaries shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.  Except as authorized by regulations of the Secretary of Labor, no Fiduciary may maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States. A Fiduciary shall act in accordance with the documents and instruments governing the Plan to the extent such documents and instruments are consistent with the requirements of law.

9.2.                      ALLOCATION OF FIDUCIARY RESPONSIBILITY:  A Named Fiduciary may designate persons other than Named Fiduciaries to carry out Fiduciary responsibilities (other than Trustee responsibilities) under the Plan.

9.3.                      LIABILITY OF FIDUCIARIES:

[a]                          Extent Of Liability:  A Fiduciary who breaches any of the responsibilities, obligations, or duties imposed upon him or her by this Plan or by the requirements of law shall be personally liable only [1] to make good to the Plan any losses resulting from his or her breach [2] to restore to the Plan any profits the Fiduciary has made through the use of Plan assets for his or her personal Account, and [3] to pay those penalties prescribed by law arising from his or her breach.  A Fiduciary shall be subject to such other equitable or remedial relief as a court of law may deem appropriate, including removal of the Fiduciary.  A Fiduciary also may be removed for a violation of Section 9.8 (prohibition against certain persons holding certain positions).  No Fiduciary shall be liable with respect to the breach of a Fiduciary duty if such breach was committed before he or she became a Fiduciary or after he or she ceased to be a Fiduciary.

[b]                         Liability Of Fiduciary For Breach By Co-Fiduciary:  A Fiduciary shall be liable for a breach of Fiduciary responsibility of another Fiduciary of this Plan, only if he or she [1] participates knowingly in, or knowingly undertakes to conceal, an act or omission of the other Fiduciary, and knows such act or omission by the other Fiduciary is a breach of the other Fiduciary’s duties, [2] enables another Fiduciary to commit a breach, by his or her failure to comply with Section 9.1 in the administration of the specific responsibilities which give rise to his or her status as a Fiduciary, or [3] has knowledge of a breach of another Fiduciary and does not make reasonable efforts under the circumstances to remedy the breach.

[c]                          Liability For Improper Delegation Of Fiduciary Responsibility:  A Named Fiduciary who allocates any of his or her Fiduciary responsibilities to any person or designates any person to carry out any of his or her Fiduciary responsibilities shall be liable for the act or omission of such person in carrying out the responsibility only to the extent that the Named Fiduciary fails to satisfy his or her general Fiduciary duties under Section 9.1 with respect to the allocation or designation, with respect to the establishment or implementation of the procedure by which he or she allocates the responsibilities, or in continuing the allocation or designation.  Nothing in this paragraph shall prevent a Named Fiduciary from being liable if he or she otherwise would be liable for an act or omission under paragraph [b].

[d]                         Fiduciary To Whom Responsibilities Are Allocated:  Any person who has been designated to carry out Fiduciary responsibilities under Section 9.2 shall be liable for such responsibilities under this section to the same extent as any Named Fiduciary.

[e]                          Liability Insurance And Indemnification:  Nothing in this Plan shall preclude a Fiduciary from purchasing insurance to cover liability from and for his or her own Account.  The Company may purchase insurance to cover potential liability of those persons who serve in a Fiduciary capacity with regard to the Plan or may indemnify a Fiduciary against liability and expenses reasonably incurred by him in connection with any action to which such Fiduciary may be made a party by reason of his or her being or having been a Fiduciary.

9.4.                      PROHIBITED TRANSACTIONS:  No Fiduciary shall cause the Plan to engage in a transaction if the Fiduciary knows or should know that the transaction constitutes a prohibited transaction under law.  No disqualified person under law (other than a Fiduciary acting only as such) shall engage in a prohibited transaction as prescribed by law.

9.5.                      RECEIPTS OF BENEFITS BY FIDUCIARIES:  Nothing shall prohibit any Fiduciary from receiving any benefit to which he or she may be entitled as a Participant or Beneficiary in the Plan, if such benefit is computed and paid on a basis which is consistent with the terms of the Plan as applied to all other Participants and beneficiaries.  The determination of any matters affecting the payment of benefits to any Fiduciary other than the Plan Committee shall be determined by the Plan Committee.  If the Plan Committee is an individual, the determination of any matters affecting the payment of benefits to the Plan Committee shall be made by a temporary Plan Committee who shall be appointed by the Board for such purpose.  If the Plan Committee is a group of individuals, the determination of any matters affecting the payment of benefits to any individual Plan Committee member shall be made by the remaining Plan Committee members without the vote of such individual Plan Committee member.  If the remaining Plan Committee members are unable to agree on any matter affecting the payment of such benefits, the Board shall appoint a temporary Plan Committee to decide the matter.

9.6.                      COMPENSATION AND EXPENSES OF FIDUCIARIES:

[a]                          General Rules:  A Fiduciary shall be entitled to receive any reasonable compensation for services rendered or for the reimbursement of expenses properly and actually incurred in the performance of his or her duties under the Plan.  However, no Fiduciary who already receives full-time pay from an Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.  All compensation and expenses of Fiduciary shall be paid by the Plan, unless the Company, in its discretion, elects to pay all or any part of such compensation and expenses.  In its discretion, the Plan Committee may direct that all such compensation and expenses be paid from forfeitures under the Plan or from general Plan assets.

[b]                         Compensation of Plan Committee and Plan Administrator:  A Plan Administrator who is not a full-time Employee of an Employer shall be entitled to such reasonable compensation as the Plan Committee and the Plan Administrator mutually shall determine.  A Plan Committee member who is not a full-time Employee of an Employer shall be entitled to such reasonable compensation as the Company and the Plan Committee mutually shall determine.  Any expenses properly and actually incurred by the Plan Committee or the Plan Administrator due to a request by a Participant shall be charged to the Account of the Participant on whose behalf such expenses are incurred.

[c]                          Compensation Of Trustee:  A Trustee who is not a full-time Employee of an Employer shall be entitled to such reasonable compensation for its services as the Plan Committee and the Trustee mutually shall determine.

[d]                         Compensation Of Persons Retained Or Employed By Named Fiduciary:  The compensation of all agents, counsel, or other persons retained or employed by a Named Fiduciary shall be determined by the Named Fiduciary employing such person, with the Plan Committee’s approval, provided that a person who is a full-time Employee of an Employer shall receive no compensation from the Plan.

9.7.                      SERVICE BY FIDUCIARIES AND DISQUALIFIED PERSONS:  Nothing in this Plan shall prohibit anyone from serving as a Fiduciary in addition to being an officer, employee, agent, or other representative of a disqualified person as defined in the Code.

9.8.                      PROHIBITION AGAINST CERTAIN PERSONS HOLDING CERTAIN POSITIONS:  No person who has been convicted of a felony shall be permitted to serve as an administrator, Fiduciary, officer, Trustee, custodian, counsel, agent, or employee of this Plan, or as a consultant to this Plan, unless permitted under law.  The Plan Committee shall ascertain to the extent practical that no violation of this Section occurs.  In any event, no person knowingly shall permit any other person to serve in any capacity which would violate this Section.

ARTICLE X

PLAN ADMINISTRATOR AND PLAN COMMITTEE

10.1.                APPOINTMENT OF PLAN ADMINISTRATOR AND PLAN COMMITTEE:  The Board by resolution shall appoint a Plan Administrator and a Plan Committee, each of whom shall hold office until resignation, death, or removal by the Board.  If the Board fails to appoint the Plan Committee or Plan Administrator, or both, the Board shall be the Plan Committee, the Plan Administrator, or both.  Any person may serve in more than one Fiduciary capacity, including service as Plan Administrator and Plan Committee member.  Any group of persons appointed by the Board may serve in the capacity of Plan Committee, Plan Administrator, or both.

10.2.                ORGANIZATION AND OPERATION OF OFFICES OF PLAN ADMINISTRATOR AND PLAN COMMITTEE:  The Plan Administrator and Plan Committee may adopt such procedures as each deems desirable for the conduct of its respective affairs and may appoint or employ a secretary or other agents, any of whom may be, but need not be, an officer or Employee of the Company or any Associated Company.  Any agent may be removed at any time by the person appointing or employing him.

10.3.                INFORMATION TO BE MADE AVAILABLE TO PLAN COMMITTEE AND PLAN ADMINISTRATOR:  To enable the Plan Committee and the Plan Administrator to perform all of their respective duties under the Plan, each Employer shall provide the Plan Committee and the Plan Administrator with access to the following information for each Employee:  [a] name and address, [b] social security number, [c] birthdate, [d] dates of commencement and Termination of Employment, [e] reason for Termination of Employment, [f] hours worked during each year,[g] annual Compensation, [h] Employer contributions, and [i] such other information as the Plan Committee or the Plan Administrator may require.  To the extent the information is available in Employer records, an Employer shall provide the Plan Committee and Plan Administrator with access to information relating to each Employee’s Participant contributions, benefits received under the Plan, and marital status.  If such information is not available from the Employer records, the Plan Committee shall obtain such information from the Participants.  The Plan Committee, the Plan Administrator and the Employer may rely on and shall not be liable because of any information which an Employee provides, either directly or indirectly.  As soon as possible following any Participant’s death, Total Disability, retirement, or other Termination of Employment, his or her Employer shall certify in writing to the Plan Committee and Plan Administrator such Participant’s name and the date and reason for his or her Termination of Employment, if needed.

10.4.                RESIGNATION AND REMOVAL OF PLAN ADMINISTRATOR OR PLAN COMMITTEE MEMBER; APPOINTMENT OF SUCCESSORS:  Any Plan Administrator or Plan Committee member may resign at any time by giving written notice to the Board, effective as stated in such notice, otherwise upon receipt of such notice.  At any time the Plan Administrator or any Plan Committee member may be removed by the Board without cause.  As soon as practical following the death, resignation, or removal of any Plan Administrator or Plan

Committee member, the Board shall appoint a successor by resolution.  Written notice of the appointment of a successor Plan Administrator or successor Plan Committee member shall be given by the Company to the Trustee.  Until receipt by the Trustee of such written notice, the Trustee shall not be charged with knowledge or notice of such change.

10.5.                DUTIES AND POWERS OF PLAN ADMINISTRATOR—REPORTING AND DISCLOSURE:

[a]                          General Requirements:  The Plan Administrator shall be responsible for all applicable reporting and disclosure requirements of law.  The Plan Administrator shall prepare, file with the Secretary of Labor, the Secretary of the Treasury, or the Pension Benefit Guaranty Corporation, when applicable, and furnish to Plan Participants and beneficiaries, when applicable, the following:

[1]                           summary plan description;

[2]                           description of modifications and changes;

[3]                           annual report;

[4]                           terminal and supplementary reports;

[5]                           registration statement; and

[6]                           any other return, report, or document required by law.

[b]                         Statement Of Benefits Accrued And Vested:  The Plan Administrator is to furnish, or cause to be furnished, to any Plan Participant or Beneficiary who so requests in writing, a statement indicating, on the basis of the latest available information, the total benefits accrued and the vested benefits, if any, which have accrued, or the earliest date on which benefits will become vested.  The Plan Administrator shall furnish, or cause to be furnished, a written statement to any Participant who terminates employment during the Plan Year and is entitled to a deferred vested benefit under the Plan as of the end of the Plan Year, if no retirement benefits have been paid with respect to such Participant during the Plan Year.  The statement shall be an individual statement and shall contain the information required in the annual registration statement which the Plan Administrator is required to file with the Secretary of the Treasury.  The Plan Administrator shall furnish the individual statement to the Participant before the expiration of the time prescribed for filing the annual registration statement with the Secretary of the Treasury.

[c]                          Inspection Of Documents:  Upon written request by any Participant or Beneficiary, the Plan Administrator is to furnish a copy of the latest updated summary plan description, the latest annual report, any terminal report, and any agreements under which the Plan is established or operated, to the extent required by law.  In addition, the Plan Administrator is to comply with every other requirement imposed on him by law.

[d]                         Employment Of Advisers And Persons To Carry Out Responsibilities:  The Plan Administrator may appoint one or more persons to render advice with regard to any responsibility the Plan Administrator has under the Plan and may employ one or more persons (other than a Named Fiduciary) to carry out any of his or her responsibilities under the Plan.

10.6.                DUTIES AND POWERS OF PLAN COMMITTEE—IN GENERAL:  The Plan Committee shall decide all questions arising in the administration, interpretation, and application of the Plan and Trust, including all questions relating to eligibility, vesting, and distribution, except as may be reserved under this Plan to the Company, its Board or any Associated Company.  The Plan Committee may designate any person (other than the Plan Administrator or Trustee) to carry out any of the Plan Committee’s Fiduciary responsibilities under the Plan (other than a Trustee Responsibility) and may appoint one or more persons to render advice with regard to any responsibility the Plan Committee has under the Plan.  The Plan Committee from time to time shall direct the Trustee concerning the payments to be made out of the Trust Fund pursuant to this Plan.  All notices, directions, information, and other communications from the Plan Committee shall be in writing.

10.7.                DUTIES AND POWERS OF PLAN COMMITTEE—KEEPING OF RECORDS:  The Plan Committee shall keep a record of all the Plan Committee’s proceedings and shall keep all such books of Account, records, and other data as may be necessary or advisable in its judgment for the administration of this Plan and Trust, including records to reflect the affairs of this Plan, to determine the amount of vested and/or forfeitable interests of the respective Participants in the Trust Fund, and to determine the amount of all benefits payable under this Plan.  The Plan Committee shall maintain separate accounts for each Participant as provided under Article V.  Subject to the requirements of law, any person dealing with the Plan Committee may rely on, and shall incur no liability in relying on, a certificate or memorandum in writing signed by the Plan Committee as evidence of any action taken or resolution adopted by the Plan Committee.

10.8.                DUTIES AND POWERS OF PLAN COMMITTEE—CLAIMS PROCEDURE:

[a]                          Filing And Initial Determination Of Claim:  Any Participant, Beneficiary or his or her duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he or she is entitled.  Such a claim must be in writing and delivered to the Plan Committee in person or by certified mail, postage prepaid.  Within 90 days after receipt of such claim, the Plan Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim unless special circumstances require an extension of time for processing the claim.  In no event may the extension exceed 90 days from the end of the initial period.  If such extension is necessary the claimant will receive a written notice to this effect prior to the expiration of the initial 90-day period.  The Plan Committee shall have full discretion pursuant to the Plan to deny or grant a claim in whole or in part.  If notice of the denial of a claim is not furnished in accordance with this paragraph [a], the claim shall be deemed denied and the claimant shall be permitted to exercise his or her right of review pursuant to paragraphs [c] and [d] of this Section.

[b]                         Duty Of Plan Committee Upon Denial Of Claim:  The Plan Committee shall provide to every claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant:

[1]                           the specific reason or reasons for the denial;

[2]                           specific reference to pertinent Plan provisions on which the denial is based;

[3]                           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

[4]                           an explanation of the Plan’s claim review procedure.

[c]                          Request For Review Of Claim Denial:  Within 60 days after receipt by the claimant of written notification of the denial in whole or in part of his or her claim, the claimant or his or her duly authorized representative, upon written application to the Plan Committee in person or by certified mail, postage prepaid, may request a review of such denial, may review pertinent documents and may submit issues and comments in writing.  Upon its receipt of the request for review, the Plan Committee shall notify the Board of the request.

[d]                         Claims Reviewer:  Upon its receipt of notice of a request for review, the Board shall appoint a person other than a Plan Committee member to be the claims reviewer.  The Plan Committee shall deliver to the claims reviewer all documents submitted by the claimant and all other documents pertinent to the review.  The claims reviewer shall make a prompt decision on the review.  The decision on review shall be written in a manner calculated to be understood by the claimant, and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.  The decision on review shall be made not later than 60 days after the Plan Committee’s receipt of a request for a review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after receipt of a request for review. If such extension is necessary the claimant shall be given written notice of the extension prior to the expiration of the initial 60-day period.  If notice of the decision on review is not furnished in accordance with this paragraph [d], the claim shall be deemed denied and the claimant shall be permitted to exercise his or her right to legal remedy pursuant to paragraph [e] of this Section.

[e]                          Legal Remedy:  After exhaustion of the claims procedure as provided under this Plan, nothing shall prevent any person from pursuing any other legal remedy.

10.9.                DUTIES AND POWERS OF PLAN COMMITTEE—FUNDING AND INVESTMENT POLICY:  The policy of each Employer is that this Plan shall be funded with Employer contributions and Participant contributions.  The Plan Committee may adopt an investment policy which shall provide the Trustee with guidance on the investments appropriate for Plan assets.

10.10.          DUTIES AND POWERS OF PLAN COMMITTEE—BONDING OF FIDUCIARIES AND PLAN OFFICIALS:  The Plan Committee shall procure bonds for every Fiduciary of the Plan and every Plan Official, if he or she handles funds of the Plan, in an amount not less than 10% of the amount of funds handled and in no event less than $1,000, except the Plan Committee shall not be required to procure such bonds if [a] the person is excepted from the bonding requirement by law, or [b] the Secretary of Labor exempts the Plan from the bonding requirements.  The bonds shall conform to the requirements of law.

10.11.          DUTIES AND POWERS OF PLAN COMMITTEE—QUALIFIED DOMESTIC RELATIONS ORDERS:  The Plan Committee shall establish reasonable procedures for determining the qualification status of a domestic relations order.  Such procedures:

[a]                          shall be in writing;

[b]                         shall provide to each person specified in a domestic relations order as entitled to payment of Plan benefits notification of such procedures promptly upon receipt by the Plan of the order; and

[c]                          shall permit an alternate payee to designate a representative for receipt of copies of notices that are sent to the alternate payee.

Such procedures shall provide such additional information as required by law, or as deemed necessary or convenient for the proper administration of qualified domestic relations orders, as determined by the Plan Committee.  If a Plan Fiduciary acts in accordance with the Fiduciary responsibility provisions of ERISA, then the Plan’s obligation to the Participant and each alternate payee shall be discharged to the extent of any payment made.

10.12.          ADVICE TO DESIGNATED FIDUCIARIES:  Any Fiduciary designated by the Plan Committee or Plan Administrator may appoint with the consent of the Plan Committee or Plan Administrator, respectively, one or more persons to render advice with regard to any responsibility such designated Fiduciary has under the Plan.

ARTICLE XI

POWERS AND DUTIES OF THE TRUSTEE

11.1.                INVESTMENT OF TRUST FUND:

[a]                          Duties of Trustee:  The duty of the Trustee is to hold in trust the funds it receives.  Except as expressly set forth in this Section 11.1, or as set forth in a separate trust agreement between the Company and the Trustee, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan and to manage, invest, and reinvest the Trust Fund and the income from it under this article, without distinction between principal and income, and shall be responsible only for such sums that it actually receives as Trustee.  The Trustee shall have no duty to collect any sums from the Plan Committee.

[b]                         Participant Directed Investment:  Participants may direct the investment of their entire Account from all sources, as provided below.

[1]                           Trustee to Follow Participant Investment Direction:  The Trustee shall comply with any Participant exercise of investment control as provided in this Section.  The Trustee is under no duty to question any direction by a Participant or his or her duly authorized agent with respect to investments, or to make suggestions to the Participant or his or her duly authorized agent with respect to investments.  At the direction of the Participants, the Trustee may invest up to 100% of the assets of this Plan, which is an individual account plan, in Qualifying Employer Securities

[2]                           Investment Instructions Necessary:  As a condition of participation in this Plan, a Participant must direct the Trustee as to the investment of the Participant’s Participant Contributions Account.  The right to direct investments under this Section will be the sole and exclusive investment power granted to Participants.  The exercise of investment direction by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee, the Plan Committee, nor any other fiduciary of this Plan will be liable for any loss, or by reason of any breach, that results from exercise of investment direction by a Participant.  It is the intent of the Plan, the Company, and the Trustee that this Plan and the Participant direction of investment under this Section (except for investments in Qualifying Employer Securities) comply with and be administered in accordance with ERISA Section 404(c) and the final regulations thereunder.  To the extent Participant Accounts are directed in Qualifying Employer Securities, such Accounts will be administered in compliance with ERISA Section 404(c).

[3]                           Investment Categories:  The Plan Committee will select investment categories for Participant direction of investment under this Plan, which may include fixed income obligations of a secure nature, such as savings accounts, certificates of deposit, and fixed income government and corporate obligations.  The investment categories also may include common stock, notes, mortgages, commercial paper, preferred stocks, mutual funds, or other securities, rights, obligations, or property, real or personal, including shares or certificates of participation issued by regulated investment trusts and shares or units of participation in qualified common Trust Funds or pooled funds; provided, however, that Qualifying Employer Securities (including the Series A Common Stock of Liberty Capital, the Series A Common Stock of Liberty Starz and the Series A Common Stock of Liberty Interactive Corporation) shall be offered as investments under the Plan.  Participant Accounts in investment categories offered by the Plan Committee may be commingled.  Investment categories may not include collectibles within the meaning of Code Section 408(m).  The Plan Committee will, at all times, offer at least three investment alternatives that will provide Participants with a broad range of investment alternatives and that provide materially different risk and return characteristics.

[4]                           Expenses:  Any expense incurred by the Trust will be charged directly against the value of the Account of the Participant on whose behalf such expense is incurred.  The Trustee may allocate expenses to individual Accounts or commingled Accounts on a nondiscriminatory basis.

[c]                          Diversification and Prudence Requirements:  Except to the extent the Trustee invests in the Qualifying Employer Securities, the Trustee shall diversify the investments of the Plan to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.  The Trustee shall act with the care skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

[d]                         Vote of Qualifying Employer Securities:  All voting, tender, and other rights associated with Qualifying Employer Securities credited to the Participant’s Accounts will be exercised by the Trustee as directed by the Participant in accordance with the procedures outlined in the Trust Agreement between the Employer and the directed Trustee of the Plan.  Except as otherwise required by law, the Trustee will not vote or tender any shares of Qualifying Employer Securities credited to Participants’ Accounts for which it has received no direction from the Participant.  Except as otherwise required by law, the Trustee shall vote or tender shares of Qualifying Employer Securities not credited to Participants’ Accounts in the same proportion as it votes or tenders shares of Qualifying Employer Securities for which it received voting or tender instructions from the Participants.

11.2.                ADMINISTRATIVE POWERS OF THE TRUSTEE:  Subject to the requirements imposed by law, the Trustee shall have all powers necessary or advisable to carry out the provisions of this Plan and Trust and all inherent, implied, and statutory powers now or subsequently provided by law, including specifically the power to do any of the following:

[a]                          to cause any securities or other property to be registered and held in its name as Trustee, or in the name of one or more of its nominees, without disclosing the Fiduciary capacity, or to keep the same in unregistered form payable to bearer;

[b]                         to sell, grant options to sell, exchange, pledge, encumber, mortgage, deed in trust, or use any other form of hypothecation, or otherwise dispose of the whole or any part of the Trust Fund on such terms and for such property or cash, or part cash and credit, as it may deem best; to retain, hold, maintain, or continue any securities or investments which it may hold as part of the Trust Fund for such length of time as it may deem advisable; and generally, in all respects, to do all things and exercise each and every right, power, and privilege in connection with and in relation to the Trust Fund as could be done, exercised, or executed by an individual holding and owning such property in absolute and unconditional ownership;

[c]                          to abandon, compromise, contest, and arbitrate claims and demands; to institute, compromise, and defend actions at law (but without obligation to do so); in connection with such powers, to employ counsel as the Trustee shall deem advisable and as approved by the Plan Committee; and to exercise such powers all at the risk and expense of the Trust Fund;

[d]                         to borrow money for this trust upon such terms and conditions as the Trustee shall deem advisable, and to secure the repayment of such by the mortgage or pledge of any assets of the Trust Fund, provided that the Trustee may not borrow money to purchase qualifying Employer securities;

[e]                          to vote in person or by proxy any shares of stock or rights held in the Trust Fund; to participate in and to exchange securities or other property in reorganization, liquidation, or dissolution of any corporation, the securities of which are held in the Trust Fund; and

[f]                            to pay any amount due on any loan or advance made to the Trust Fund, to charge against and pay from the Trust Fund all taxes of any nature levied, assessed, or imposed upon the Trust Fund, and to pay all reasonable expenses and attorney fees necessarily incurred by the Trustee and approved by the Plan Committee with respect to any of the foregoing matters.

11.3.                  ADVICE OF COUNSEL:  The Trustee may consult with legal counsel, who may be counsel for the Company or any Associated Company, or Trustee’s own counsel, with respect to the meaning or construction of the Plan and Trust or Trustee’s obligations or duties.  The Trustee shall be protected from any responsibility with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel, to the extent permitted by law.

11.4.                  RECORDS AND ACCOUNTS OF THE TRUSTEE:  The Trustee shall keep all such records and accounts which may be necessary in the administration and conduct of this trust.

The Trustee’s records and accounts shall be open to inspection by the Company, any Associated Company, the Plan Committee, and the Plan Administrator, at all reasonable times during business hours.  All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund.  Separate accounts or records may be maintained for operational and accounting purposes, but no such account or record shall be considered as segregating any funds or property from any other funds or property contained in the commingled fund, except as otherwise provided.  After the close of each Plan Year, the Trustee shall render to the Company and the Plan Committee a statement of assets and liabilities of the Trust Fund for such year.

11.5.                  APPOINTMENT, RESIGNATION, REMOVAL, AND SUBSTITUTION OF TRUSTEE:  The Board or the Committee by resolution shall appoint a Trustee or Trustees, each of which shall hold office until resignation or removal by the Board or the Committee.  The Trustee may resign at any time upon 30 days’ written notice to the Company.  The Trustee may be removed at any time by the Company or the Committee upon written notice to the Trustee with or without cause.  Upon resignation or removal of the Trustee, the Company, or the Committee, shall appoint a successor Trustee which shall have the same powers and duties as are conferred upon the Trustee appointed under this Plan.  The resigning or removed Trustee shall deliver to its successor Trustee all property of the Trust Fund, less a reasonable amount necessary to provide for its Compensation, expenses, and any taxes or advances chargeable or payable out of the Trust Fund.  If the Trustee is an individual, death shall be treated as a resignation, effective immediately.  If any corporate Trustee at any time shall be merged or consolidated with, or shall sell or transfer substantially all of its assets and business to, another corporation, or shall be reorganized or reincorporated in any manner, then the resulting or acquiring corporation shall be substituted for such corporate Trustee without the execution of any instrument and without any action upon the part of the Company or the Committee, any Participant or Beneficiary, or any other person having or claiming to have an interest in the Trust Fund or under the Plan.

11.6.                  APPOINTMENT OF TRUSTEE—ACCEPTANCE IN WRITING:  The Trustee shall accept its appointment as soon as practical by executing this Plan or by delivering a signed document to the Company, a copy of which shall be sent to the Plan Committee by the Trustee.  The Board shall appoint a new Trustee if the Trustee fails to accept its appointment in writing.

ARTICLE XII

CONTINUANCE, TERMINATION, AND AMENDMENT OF PLAN AND TRUST

12.1.                  TERMINATION OF PLAN:  The expectation of each Employer is to continue this Plan indefinitely, but the continuance of the Plan is not assumed as a contractual obligation by the Employer and the right is reserved to each Employer, by action of its board of directors or similar governing body, to terminate its participation in this Plan at any time.  The Company will have the right to terminate this Plan at any time.  The termination of this Plan by an Employer in no event shall have the effect of revesting any part of the Trust Fund in the Employer.  The Plan created by execution of this agreement with respect to any Employer shall be terminated automatically in the event of the dissolution, consolidation, or merger of such Employer or the sale by such Employer of substantially all of its assets, if the resulting successor corporation or business entity shall fail to adopt the Plan and Trust under Section 12.3.  If this Plan is disqualified, the Board, in its discretion, may terminate this Plan.

12.2.                  TERMINATION OF TRUST:  The trust created by execution of this Plan shall continue in full force and effect for such time as may be necessary to accomplish the purposes for which it is created, unless sooner terminated and discontinued by the Board.  Notice of such termination shall be given to the Trustee by the Plan Committee in the form of an instrument in writing executed by the Company pursuant to the action of its Board, together with a certified copy of the resolution of the Board to that effect.  In its discretion, the Plan Committee may require a favorable determination letter from the Internal Revenue Service stating that the prior qualified status of the Plan has not been affected by such termination.  Such termination shall take effect as of the date of the delivery of the notice of termination and favorable determination letter, if obtained, to the Trustee.  The Plan Administrator shall file such terminal reports as are required in Article X.

12.3.                  CONTINUANCE OF PLAN AND TRUST BY SUCCESSOR BUSINESS:  With the approval of the Company, a successor business may continue this Plan and Trust by proper action of the proprietor or partners, if not a corporation, and, if a corporation, by resolution of its Board, and by executing a proper supplemental agreement to this Plan and Trust with the Trustee.  Within 90 days from the effective date of such dissolution, consolidation, merger, or sale of assets of a Employer, if such successor business does not adopt and continue this Plan and Trust, this Plan shall be terminated automatically as of the end of such 90-day period.

12.4.                  MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS OR LIABILITIES OF THE PLAN:  The Board may merge or consolidate this Plan with any other plan or may transfer the assets or liabilities of the Plan to any other plan if each Participant in the Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  If any merger, consolidation, or transfer of assets or liabilities occurs, the Plan Administrator shall file such reports as are required in Article X.

12.5.                  DISTRIBUTION OF TRUST FUND ON TERMINATION OF TRUST:  If the trust is terminated under this article, the Trustee shall determine the value of the Trust Fund and the respective interests of the Participants and beneficiaries under Article V.  The value of the Account of each respective Participant or Beneficiary in the Trust Fund shall be vested in its entirety as of the date of the termination of the Plan.  The Trustee then shall transfer to each Participant or Beneficiary the net balance of the Participant’s Account unless the Plan Committee directs the Trustee to retain the assets and pay them under the terms of this Plan as if no termination had occurred.

12.6.                  AMENDMENTS TO PLAN AND TRUST:  At any time the Company, by action of its Board, or the Plan Committee may amend this Plan and Trust, provided that no amendment shall cause the Trust Fund to be diverted to purposes other than for the exclusive benefit of the Participants and their beneficiaries and provided further that the provisions of the Plan that satisfy the requirements of subparagraph (C)(2)(ii)(A) under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, shall not be amended more frequently than once every six months, unless otherwise necessary to comply with changes in the Code, ERISA, or the rules and regulations promulgated thereunder.  No amendment shall decrease the vested interest of any Participant.  If an amended vesting schedule is adopted, any Participant who has three or more years of service at the later of the date the amendment is adopted or becomes effective and who is disadvantaged by the amendment, may elect to remain under the Plan’s prior vesting schedule.  Such election must be made within a period established by the Plan Committee, in accordance with applicable regulations, and on a form provided by and delivered to the Plan Committee.  No amendment to the Plan (including a change in the actuarial basis for determining optional benefits) shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit.  For purposes of this paragraph, a Plan amendment that has the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy will be treated as reducing accrued benefits.  No amendment shall discriminate in favor of Employees who are officers, shareholders, or Highly Compensated Employees.  Notwithstanding anything in this Plan and Trust to the contrary, the Plan and Trust may be amended at any time to conform to the provisions and requirements of federal and state law with respect to Employees’ trusts or any amendments to such laws or regulations or rulings issued pursuant to them.  No such amendment shall be considered prejudicial to the interest of any Participant or Beneficiary under this Plan.

ARTICLE XIII

MISCELLANEOUS

13.1.                  BENEFITS TO BE PROVIDED SOLELY FROM THE TRUST FUND:  All benefits payable under this Plan shall be paid or provided solely from the Trust Fund, and no Employer assumes liability or responsibility for payment of benefits.

13.2.                  NOTICES FROM PARTICIPANTS TO BE FILED WITH PLAN COMMITTEE:  Whenever provision is made in the Plan that a Participant may exercise any option or election or designate any Beneficiary, the action of each Participant shall be evidenced pursuant to procedures promulgated by the Plan Committee.  If a form is furnished by the Plan Committee for such purpose, a Participant shall give written notice of his or her exercise of any option or election or of his or her designation of any Beneficiary on the form provided for such purpose.  Any required written notice under this Plan shall not be effective until received by the Plan Committee.  The Plan Committee may promulgate procedures, consistent with the requirements of ERISA and the Code, whereby paperless transactions and elections may be initiated by the Participants, such as for enrollment in the Plan, election changes, investment decisions, and other designations required under the Plan.

13.3.                  TEXT TO CONTROL:  The headings of Articles and Sections are included solely for convenience of reference.  If any conflict between any heading and the text of this Plan and Trust exists, the text shall control.

13.4.                  SEVERABILITY:  If any provision of this Plan and Trust is illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions.  On the contrary, such remaining provisions shall be fully severable, and this Plan and Trust shall be construed and enforced as if such illegal or invalid provisions never had been inserted in the agreement.

13.5.                  JURISDICTION:  This Plan shall be construed and administered under the laws of the State of Colorado when the laws of that jurisdiction are not in conflict with federal substantive law.

13.6.                  PLAN FOR EXCLUSIVE BENEFIT OF PARTICIPANTS; REVERSION PROHIBITED:  This Plan and Trust has been established for the exclusive benefit of the Participants and their beneficiaries.  Under no circumstances shall any funds contributed to or held by the Trustee at any time revert to or be used by or enjoyed by an Employer except to the extent permitted by Article IV.

This Plan and Trust has been approved by the Plan Committee, as duly authorized by the Board, as of the date indicated below.

Christopher Shean
Date: September , 2011

William Myers
Date: September , 2011

Neal Dermer
Date: September , 2011